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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
United States Cellular Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue
Suite 700
Chicago, Illinois 60631
Phone: (773) 399-8900
Fax: (773) 399-8936

April 7, 2003

Dear Fellow Shareholders:

        You are cordially invited to attend our 2003 annual meeting on Tuesday, May 6, 2003, at 10:00 a.m., Chicago time, at Northern Trust Bank, 50 South LaSalle Street, Chicago, Illinois, in the Assembly Room on the 6th floor. At the meeting, we will report on the plans and accomplishments of United States Cellular Corporation.

        The formal notice of the meeting, our board of directors' proxy statement and our 2002 annual report to shareholders are enclosed. At the 2003 annual meeting, shareholders are being asked to take the following actions:

  1.
  elect three Class I directors;

  2.
  consider and approve the Company's 2003 Employee Stock Purchase Plan;

  3.
  consider and approve the Company's 2003 Long-Term Incentive Program; and

  4.
  ratify the selection of independent accountants for the current fiscal year.

        The board of directors recommends a vote "FOR" its nominees for election as directors and each of the proposals.

        Our board of directors and members of our management team will be at the annual meeting to meet with you and discuss our record of achievement and plans for the future. Your vote is important. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting.

        We look forward to visiting with you at the annual meeting.

Very truly yours,

LeRoy T. Carlson, Jr. Chairman	John E. Rooney President and Chief Executive Officer

Please help us avoid the expense of follow-up
proxy mailings to shareholders by
signing and returning the enclosed proxy card promptly

    PLEASE NOTE: Due to heightened building security, attendees of the annual meeting will be required to register for admittance. A registration table will be located in the east lobby of the Northern Trust building. Attendees will need to secure a "U.S. Cellular Shareholder" name badge, which will allow access to the sixth floor Assembly Room, where the meeting will be held.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT

TO THE SHAREHOLDERS OF

UNITED STATES CELLULAR CORPORATION

        We will hold the 2003 annual meeting of the shareholders of United States Cellular Corporation (American Stock Exchange: "USM"), a Delaware corporation, at Northern Trust Bank, 50 South LaSalle Street, Chicago, Illinois, in the Assembly Room on the 6th floor, on Tuesday, May 6, 2003, at 10:00 a.m., Chicago time. At the meeting, we are asking shareholders to take the following actions:

  1.
  To elect three Class I members of the board of directors. Your board of directors recommends that you vote FOR its nominees for Class I directors.

  2.
  To consider and approve our 2003 Employee Stock Purchase Plan. Your board of directors recommends that you vote FOR this proposal.

  3.
  To consider and approve our 2003 Long-Term Incentive Plan. Your board of directors recommends that you vote FOR this proposal.

  4.
  To consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the year ended December 31, 2003. Your board of directors recommends that you vote FOR this proposal.

  5.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        We are first sending this notice of annual meeting of shareholders and Proxy Statement to you on or about April 7, 2003.

VOTING INFORMATION

What is the record date for the meeting?

        We have fixed the close of business on March 24, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

        A complete list of shareholders entitled to vote at the annual meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of U.S. Cellular, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the annual meeting.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes or series of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares; and

  •
  Series A Common Shares.

        The Common Shares are listed on the American Stock Exchange under the symbol "USM."

        No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

        On March 24, 2003, U.S. Cellular had outstanding 53,117,197 Common Shares, par value $1.00 per share (excluding 1,928,488 shares held by U.S. Cellular and 22,534 shares held by a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of March 24, 2003, no shares of Preferred Stock, par value $1.00 per share, of U.S. Cellular were outstanding.

        Telephone and Data Systems, Inc., a Delaware corporation (American Stock Exchange Listing Symbol "TDS"), is the sole holder of Series A Common Shares and holds 37,782,826 Common Shares, representing approximately 71% of the Common Shares. By reason of such holdings, TDS has the voting power to elect all the directors of U.S. Cellular and has approximately 96% of the voting power with respect to matters other than the election of directors.

How do the classes or series of stock vote in the election of directors?

        Our board of directors is divided into three classes. Each year, one of the classes is elected to serve for three years. The terms of the Class I directors will expire at the 2003 annual meeting. Accordingly, three Class I directors are standing for election at the 2003 annual meeting. Two Class I directors will be elected by TDS as the sole holder of Series A Common Shares, and one Class I director will be elected by the holders of Common Shares, for terms expiring at the 2006 annual meeting or until their successors are elected and qualified. The following table shows certain information relating to the election of directors based on outstanding shares as of the record date:

Class or Series of Common Stock	Outstanding Shares	Number of Directors Elected by Class or Series	Number of Directors Standing for Election
Series A Common Shares	33,005,877	7	2
Common Shares	53,117,197	3	1

Total		10	3

How may shareholders vote in the election of directors?

        Holders of Common Shares may, with respect to the election of the one Class I director to be elected by the holders of Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee.

        TDS, as the sole holder of Series A Common Shares may, with respect to the election of the two Class I directors to be elected by the holder of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees.

        TDS has advised U.S. Cellular that it intends to vote FOR the board of directors' nominees for election as Class I directors.

How do the two classes vote with respect to the other proposals?

        The holders of Common Shares and the holder of Series A Common Shares will vote as a group with respect to the approval of the 2003 Employee Stock Purchase Plan, the 2003 Long-Term Incentive Plan and ratification of auditors. Each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name. The holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name. The following shows certain information relating to the outstanding shares and voting power of such shares as of the record date:

Class of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	33,005,877	10	330,058,770	86%
Common Shares	53,117,197	1	53,117,197	14%

			383,175,967	100%

How may shareholders vote with respect to the other proposals?

        With respect to the proposals to approve the 2003 Employee Stock Purchase Plan, the 2003 Long-Term Incentive Plan and to ratify the selection of PricewaterhouseCoopers as our independent accountants for 2003, shareholders may:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on the proposal.

        TDS has advised U.S. Cellular that it intends to vote FOR each of such proposals.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of one Class I director, the approval of the 2003 Employee Stock Purchase Plan, the approval of the 2003 Long-Term Incentive Plan and the ratification of auditors. Whether or not you plan to attend the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Computershare Investor Services, 2 North LaSalle Street, Third Floor, Chicago, Illinois 60602. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the annual meeting.

How will proxies be voted?

        All properly executed and unrevoked proxies received in the accompanying form in time for the 2003 annual meeting will be voted in the manner directed on the proxies. If no direction is made, a proxy by any shareholder will be voted FOR the election of each of the named director nominees to serve as a Class I director and FOR the proposals to approve the 2003 Employee Stock Purchase Plan and 2003 Long-Term Incentive Plan and to ratify the selection of PricewaterhouseCoopers as our independent accountant for 2003.

        If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter. However, the shares represented by such proxies may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

What constitutes a quorum for the meeting?

        In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or voting group, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

        The holders of a majority of the votes of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting in connection with each of the other proposals.

What vote is required for the election of directors?

        The election of directors requires the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Accordingly, if a quorum of such shares is present at the annual meeting, the person receiving the plurality of votes of the holders of shares entitled to vote with respect to the election of such directors will be elected to serve as a director. Because the election of each director requires only the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for the nominee and non-votes with respect to the election of the directors will not affect the outcome of the election of the directors.

What vote is required for the other proposals?

        If a quorum is present at the annual meeting, each of the other proposals will require the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the annual meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

PROPOSAL 1
ELECTION OF DIRECTORS

        The nominees for election as Class I directors are identified in the table below. In the event any nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the board of directors.

Nominees

Class I Directors—Terms Scheduled to Expire in 2006

        The following persons, if elected at the 2003 annual meeting of shareholders, will serve as Class I directors until the 2006 annual meeting of shareholders, or until their successors are elected and qualified:

To be Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Barrett A. Toan	55	Director of U.S. Cellular and Chairman of the Board, President and Chief Executive Officer of Express Scripts, Inc.	2001

To be Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson	86	Director of U.S. Cellular and Chairman Emeritus of TDS	1987
John E. Rooney	60	President and Chief Executive Officer of U.S. Cellular	2000

        The board of directors recommends a vote "FOR" the above nominees.

Background of Nominees

        Barrett A. Toan.    Barrett A. Toan has been a director and the president and chief executive officer of Express Scripts, Inc., a publicly-held pharmacy benefit manager, for more than five years. He was elected chairman of the board of Express Scripts, Inc. in November 2000. He has served as a director of Sigma-Aldrich Corporation, a life science and high technology company, since November 2001. Mr. Toan is a current Class I director who was previously elected by holders of Common Shares.

        LeRoy T. Carlson.    LeRoy T. Carlson was appointed Chairman Emeritus of TDS in February 2002. Prior to that time, he was the Chairman of TDS for more than five years. He is a member of the TDS board of directors and is also a director of TDS Telecom. He is the father of LeRoy T. Carlson, Jr. and Walter C.D. Carlson. Mr. Carlson is a current Class I director who was previously elected by the holder of Series A Common Shares.

        John E. Rooney.    John E. Rooney has been the President and Chief Executive Officer of U.S. Cellular since April 10, 2000. Mr. Rooney was previously employed by Ameritech Corporation for more than five years, most recently as president of Ameritech Consumer Services and, prior to that, as president of Ameritech Cellular Services. Mr. Rooney was elected to the board of directors pursuant to the letter agreement described below. He is a current Class I director who was previously elected by the holder of Series A Common Shares.

        The following additional information is provided in connection with the election of directors.

Other Directors

Class II Directors—Terms Scheduled to Expire in 2004

        The following persons are current Class II directors whose terms expire at the 2004 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Paul-Henri Denuit	68	Director of U.S. Cellular and Private Investor	1988

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Sandra L. Helton	53	Director of U.S. Cellular and Executive Vice President and Chief Financial Officer of TDS	1998
Kenneth R. Meyers	49	Director of U.S. Cellular and Executive Vice President—Finance (Chief Financial Officer) and Treasurer of U.S. Cellular	1999
Harry J. Harczak, Jr	46	Director of U.S. Cellular and Executive Vice President-Sales of CDW Computer Centers, Inc.	2003

Background of Class II Directors

        Paul-Henri Denuit.    Prior to retiring from Coditel S.A. at the end of May 2001, Paul-Henri Denuit served as managing director of Coditel S.A. for more than five years. He was also the chairman of its board of directors.

        Sandra L. Helton.    Sandra L. Helton was appointed Executive Vice President and Chief Financial Officer of TDS in October 2000. Ms. Helton joined TDS as Executive Vice President—Finance and Chief Financial Officer of TDS on August 10, 1998. Prior to that time, Ms. Helton was the vice president and corporate controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning Incorporated for more than five years, most recently as senior vice president and treasurer. Ms. Helton is also a member of the board of directors of TDS and TDS Telecommunications Corporation ("TDS Telecom"), a subsidiary of TDS which operates local telephone companies. Ms. Helton is a director of The Principal Financial Group, a global financial institution.

        Kenneth R. Meyers.    Kenneth R. Meyers was appointed Executive Vice President—Finance (Chief Financial Officer) and Treasurer of U.S. Cellular on March 18, 1999. Prior to that time, Mr. Meyers was Senior Vice President—Finance (Chief Financial Officer) and Treasurer of U.S. Cellular from January 1997 to March 1999. Prior to that time, he was the Vice President—Finance (Chief Financial Officer) and Treasurer of U.S. Cellular for more than five years.

        Harry J. Harczak, Jr.    Harry J. Harczak, Jr. was appointed to the U.S. Cellular board of directors in January 2003 to fill a newly created Class II directorship. Mr. Harczak is executive vice president-sales for CDW, a leading provider of technology products and services. He joined CDW in 1994 as chief financial officer after serving as partner at PricewaterhouseCoopers. He was promoted from chief financial officer to executive vice president of sales in 2002.

Class III Directors—Terms Scheduled to Expire in 2005

        The following persons are current Class III directors whose terms expire at the 2005 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
J. Samuel Crowley	52	Director of U.S. Cellular and Senior Vice President—New Ventures, Michaels Stores, Inc.	1998

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson, Jr.	56	Chairman and Director of U.S. Cellular and President and Chief Executive Officer of TDS	1984
Walter C.D. Carlson	49	Director of U.S. Cellular, non-executive Chairman of the Board of TDS and Partner, Sidley Austin Brown & Wood, Chicago, Illinois	1989

Background of Class III Directors

        J. Samuel Crowley.    J. Samuel Crowley has been the Senior Vice President—New Ventures at Michaels Stores, Inc., a publicly held company, since August 2002. Michaels Stores, Inc. is a national specialty retailer featuring creative art products and home decor items. Prior to that, Mr. Crowley was a business strategy consultant with Insider Marketing, a high tech marketing consulting firm, from April 2000 until July 2002. He was previously employed by CompUSA, Inc., a national retailer and reseller of personal computers and related products and services, for more than five years, most recently as executive vice president of operations between 1995 and 2000.

        LeRoy T. Carlson, Jr.    LeRoy T. Carlson, Jr., has been the Chairman of U.S. Cellular, and the President and Chief Executive Officer of TDS, for more than five years. Mr. Carlson also serves on the board of directors of TDS. He is also a director and Chairman of TDS Telecom. He is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson.

        Walter C.D. Carlson.    Walter C.D. Carlson has been a partner of the law firm of Sidley Austin Brown & Wood for more than five years and is a member of its executive committee. The law firm of Sidley Austin Brown & Wood provides legal services to U.S. Cellular and TDS on a regular basis. Mr. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries. Mr. Carlson serves on the board of directors of TDS and was elected non-executive Chairman of the Board of the board of directors of TDS in February 2002. He is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr.

COMMITTEES AND MEETINGS

Meetings of Board of Directors

        Our board of directors held nine meetings during 2002. All of the directors attended at least 75% of the meetings of our board of directors held during their term of service in 2002.

Stock Option Compensation Committee

        The stock option compensation committee of our board of directors currently consists of Paul-Henri Denuit and J. Samuel Crowley. The principal functions of the stock option compensation committee are to consider and approve long-term compensation for executive officers and to consider and recommend to our board of directors new long-term compensation plans or changes in existing plans. All actions of the stock option compensation committee in 2002 were approved by unanimous consent.

Audit Committee

        The audit committee of the board of directors of U.S. Cellular, among other things, reviews external and internal audit reports and reviews recommendations made by the internal auditing staff and independent public accountants.

        The audit committee is currently comprised of three directors who are not past or present employees of U.S. Cellular or its affiliates or immediate family members of any past or present employees: J. Samuel Crowley (chairperson), Paul-Henri Denuit and Harry J. Harczak, Jr., each of whom qualifies as independent under the rules of the American Stock Exchange. Mr. Barrett A. Toan, who had been a member of the audit committee, resigned following the appointment of Mr. Harczak to the audit committee.

        The audit committee held ten meetings during 2002. Each member of the audit committee attended at least 75% of the meetings held during such member's term on the audit committee during 2002.

U.S. Cellular does not have a nominating committee.

PROPOSAL 2
2003 EMPLOYEE STOCK PURCHASE PLAN

        The board of directors has determined that it is in the best interests of U.S. Cellular and its shareholders to approve the 2003 Employee Stock Purchase Plan of U.S. Cellular (the "Purchase Plan").

DESCRIPTION OF PLAN

General	The purpose of the Purchase Plan is to:
• encourage and facilitate the purchase of Common Shares by eligible employees of U.S. Cellular and its subsidiaries,
• provide an additional incentive to promote the best interests of U.S. Cellular and its subsidiaries, and
• provide an additional opportunity to participate in U.S. Cellular's and its subsidiaries' economic progress.

The Purchase Plan was adopted by the board of directors of U.S. Cellular and became effective April 1, 2003. The Purchase Plan is subject to the approval of the shareholders of U.S. Cellular within twelve months before or after its adoption by the board of directors.

The maximum number of Common Shares available for purchase under the Purchase Plan will be 160,000, subject to adjustment in the event of certain changes to U.S. Cellular's capital structure, as described in the Purchase Plan.
Administration
The Purchase Plan will be administered by a two-person committee (the "Committee") composed of persons who are ineligible to participate in the Purchase Plan. Subject to the express provisions of the Purchase Plan, the Committee will have complete authority to interpret the Purchase Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Purchase Plan. The board of directors may at any time, and from time to time, amend the Purchase Plan in any respect, except that, without shareholder approval, no amendment may be made changing the number of shares to be reserved under the Purchase Plan (unless certain changes occur in U.S. Cellular's capital structure as described in the Purchase Plan), or that would otherwise require shareholder approval under applicable law.
Purchase Periods/Termination
The Purchase Plan will terminate on December 31, 2008, or, if earlier, upon the purchase by participants of all shares that may be issued under the Purchase Plan or any earlier time in the discretion of the board of directors. The Purchase Plan provides for consecutive quarterly "Purchase Periods," the first of which is the three-month period beginning on April 1, 2003 and ending on June 30, 2003, and the second of which is the three-month period beginning on July 1, 2003 and ending on September 30, 2003. The last day of each Purchase Period is a "Purchase Date." In addition, the date on which the Purchase Plan terminates will be treated as a "Purchase Date."
Eligibility and Participation
In general, participation in the Purchase Plan is available to any Eligible Employee (as defined below) of U.S. Cellular or any of its participating subsidiaries that has adopted the Purchase Plan with the prior approval of U.S. Cellular. An "Eligible Employee" is any employee of U.S. Cellular, or a participating subsidiary, other than a leased employee (within the meaning of section 414(n) of the Internal Revenue Code). Each Eligible Employee can enroll in the Purchase Plan as of the first day of the calendar month (or any later calendar month) following the date on which the Eligible Employee completes the Purchase Plan's eligibility service requirement. The Purchase Plan's eligibility service requirement is satisfied if an employee completes at least three months of continuous service with U.S. Cellular or any subsidiary thereof (regardless of whether the subsidiary is a participating subsidiary). Under the Purchase Plan, an entry date occurs on April 1, 2003 and the first day of each subsequent calendar month. Upon enrollment, an Eligible Employee will become a "Participant" in the Purchase Plan. Approximately 7,000 employees will be eligible to participate in the Purchase Plan as of April 1, 2003.
Payroll Deductions
Upon enrollment in the Purchase Plan, the Participant elects his or her rate of payroll deduction contributions in an amount not less than 1 and not more than 15 percent of the Participant's compensation (as defined in the Purchase Plan) for each payroll period, effective as soon as administratively practicable after such election is made. A Participant can periodically elect to increase or decrease his or her rate of payroll deductions under the Purchase Plan, in the manner prescribed by the Committee. In addition, a Participant can elect to withdraw from the Purchase Plan for the remainder of any calendar year, as described below.
Employee Stock Purchase Account
An "Employee Stock Purchase Account" will be established on behalf of each Participant to hold payroll deduction contributions made under the Purchase Plan. Subject to a Participant's right to withdraw as described below, the balance of each Participant's Employee Stock Purchase Account will be applied on each Purchase Date to purchase the number of Common Shares determined by dividing the balance of such account as of such date by the Purchase Price of a Common Share on such date. The "Purchase Price" under the Purchase Plan on a Purchase Date is 85 percent of the closing price of a Common Share on the American Stock Exchange on such date, or if such date is not a trading day, 85 percent of the closing price of a Common Share on the next preceding trading day, rounded up to the nearest whole cent. The number of Common Shares to be purchased on a Purchase Date will be rounded to the nearest one ten-thousandth of a share (or such other fractional interest determined by the Committee).
Purchase Limits
A Participant's right to purchase Common Shares during any calendar year shall be limited to the extent necessary so that the Participant's right to purchase Common Shares under the Purchase Plan and under all other employee stock purchase plans maintained by U.S. Cellular, TDS or any of their subsidiaries shall not accrue at a rate in excess of $25,000 of the fair market value of Common Shares (determined on the grant date) for any calendar year determined in accordance with section 423(b)(8) of the Internal Revenue Code and the regulations promulgated thereunder. Further, no Eligible Employee will be allowed to purchase Common Shares under the Purchase Plan if such Eligible Employee, immediately after such purchase, would own stock possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of U.S. Cellular, TDS or any of their subsidiaries. If any portion of a Participant's Employee

Stock Purchase Account cannot be applied to purchase Common Shares on a Purchase Date as a result of such limitations, such amount will promptly be refunded to the Participant.

If the number of Common Shares to be purchased on behalf of all Participants collectively exceeds the number of Common Shares available for purchase under the Purchase Plan, the number of Common Shares to be purchased by each Participant on the Purchase Date will be proportionately reduced in the manner described in the Purchase Plan. Amounts credited to a Participant's Employee Stock Purchase Account that are not applied to purchase Common Shares as a result of this limitation will promptly be refunded to the Participant.
Stock Account
A Stock Account will be established on behalf of each Participant by a custodian selected by U.S. Cellular. As of each Purchase Date, each Participant's Stock Account will be credited with the number of whole and fractional Common Shares purchased on the Participant's behalf under the Purchase Plan on such date. Common Shares credited to a Participant's Stock Account will be held by the custodian as nominee. The custodian will establish procedures pursuant to which a Participant can elect that Common Shares credited to such account be registered in the name of the Participant (or jointly in the name of a Participant and one other person), and that certificates representing such Common Shares be issued to the Participant.
Withdrawal
A Participant can elect to withdraw from the Purchase Plan at any time. A Participant's election to withdraw will be made in the time and manner prescribed by the Committee. Upon withdrawal from the Purchase Plan, the balance of the Participant's Employee Stock Purchase Account will promptly be refunded to the Participant. A Participant who withdraws from the Purchase Plan will not be eligible to elect to recommence participation in the Purchase Plan until January 1 of the next calendar year.
Termination of Eligibility
In the event of a Participant's termination of employment for any reason, including death, the Participant's participation in the Purchase Plan will cease and the balance of the Participant's Employee Stock Purchase Account will promptly be refunded to the Participant.
FEDERAL INCOME TAX CONSEQUENCES

U.S. Cellular believes that the Purchase Plan qualifies under section 423 of the Internal Revenue Code as an employee stock purchase plan. Under section 423 the Participant does not recognize any taxable income at the time Common Shares are purchased under the Purchase Plan. The following is a brief summary of the federal income tax consequences under the Purchase Plan.

If a Participant disposes of Common Shares purchased under the Purchase Plan within two years of the applicable Purchase Date (as defined above), the Participant will recognize ordinary compensation income in the amount of the excess of the fair market value of the Common Shares on such Purchase Date over the Purchase Price of the shares. The Participant's cost basis in the Common Shares will be increased by the amount of such ordinary compensation income. If the amount realized upon such disposition exceeds the Participant's cost basis in the Common Shares (as so increased), the Participant will recognize capital gain in the amount of the difference between the amount realized and such adjusted cost basis. Under current tax law, gain on capital assets held for 12 months or less is treated as "short-term" capital gain which is not eligible for certain preferential tax treatment afforded "long-term" capital gain. In the event the amount realized is less than the cost basis in the Common Shares (as so increased), the Participant will recognize capital loss in the amount of the difference between the adjusted cost basis and the amount realized.

If a Participant disposes of Common Shares purchased under the Purchase Plan two years or more after the applicable Purchase Date, the tax treatment will be different. The Participant will recognize ordinary compensation income in the amount of the lesser of:
• the excess of the fair market value of the Common Shares on the Purchase Date over the Purchase Price of the shares; and
• the excess of the amount realized upon disposition of the Common Shares over the Purchase Price of the Common Shares.

The Participant's cost basis in the Common Shares will be increased by the amount of such ordinary compensation income. In addition, the Participant will recognize long-term capital gain equal to the difference (if any) between the amount realized upon such disposition and the adjusted cost basis in the Common Shares (as so increased). In the event the amount realized is less than the Purchase Price, the Participant will recognize long-term capital loss in the amount of the difference between the Purchase Price and the amount realized.
The Purchase Plan is not intended to be qualified under section 401(a) of the Internal Revenue Code.

U.S. Cellular has not provided a table of new plan benefits since the benefits to executive officers is not determinable. The benefits will depend on the number of Common Shares which the executive officers will subscribe for, if any, under the plan and the future price of such shares.
This description of the Plan is a summary only and is qualified by the terms of the Plan itself, a copy of which is attached to this Proxy Statement as Exhibit A.

        The board of directors recommends a vote "FOR" approval of U.S. Cellular's 2003 Employee Stock Purchase Plan.

PROPOSAL 3
2003 LONG-TERM INCENTIVE PLAN

SUMMARY OF PROPOSAL

        The board of directors has approved the United States Cellular Corporation 2003 Long-Term Incentive Plan (the "Incentive Plan") subject to shareholder approval. The Incentive Plan is an amendment and restatement of the United States Cellular Corporation 1998 Long-Term Incentive Program (which is an amendment and restatement of the United States Cellular Corporation 1994 Long-Term Incentive Plan). The 1994 Long-Term Incentive Plan became effective on November 9, 1994 and the shareholders of U.S. Cellular approved such plan at the 1995 Annual Meeting. Initially, 750,000 of U.S. Cellular's Common Shares were reserved for issuance under the 1994 Long-Term Incentive Plan. The board of directors approved an amendment and restatement of the 1994 Long-Term Incentive Plan as of May 14, 1997, to change the name of the plan to the 1998 Long-Term Incentive Program, to increase the number of Common Shares which may be issued under such plan from 750,000 to 1,650,000 and to make certain other changes. The shareholders of U.S. Cellular approved the 1998 Long-Term Incentive Program at the 1998 Annual Meeting.

        Subject to shareholder approval as of December 31, 2002, U.S. Cellular has granted awards under the 1998 Long-Term Incentive Program which, if exercised or settled for Common Shares without any forfeiture of such awards, would result in the issuance of 506,000 Common Shares above the number of Common Shares previously authorized and, accordingly, additional Common Shares are requested to be authorized for issuance under the Incentive Plan. The board of directors has also determined that it would be desirable to increase the number of Common Shares available for issuance under the Incentive Plan to increase U.S. Cellular's flexibility in granting options and other awards when circumstances warrant, and to make certain other changes to the Incentive Plan, as summarized below. In connection therewith, the board of directors has approved an Incentive Plan which makes the following amendments to the 1998 Long-Term Incentive Program:

    •
    increases the aggregate number of Common Shares authorized for issuance under the Incentive Plan from 1,650,000 to 7,000,000;

    •
    increases the maximum number of Common Shares from 50,000 to 175,000, with respect to which options or stock appreciation rights may be granted during any calendar year to any "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended;

    •
    extends the term of the plan from November 9, 2004 to February 21, 2013;

    •
    lists specific performance criteria that the Committee, as described below, may use with respect to awards that are intended to be "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code;

    •
    adds a prohibition on the repricing of awards without the approval of U.S. Cellular's shareholders; and

    •
    makes certain other technical changes.

        Accordingly, the Incentive Plan is being submitted for approval by shareholders at the 2003 Annual Meeting. If approved by shareholders, the Incentive Plan will be effective as of February 21, 2003. The following is a description of the Incentive Plan.

DESCRIPTION OF THE PLAN

General	Under the Incentive Plan, the following awards may be granted:
	•	incentive stock options ("ISOs") and nonqualified stock options;
	•	stock appreciation rights ("SARs");
	•	stock awards which may be subject to a restriction period or specified performance measures or both ("restricted stock");
	•	performance awards; and
	•	company match awards for deferred bonus payments.

A total of 7,000,000 Common Shares have been reserved for issuance under the Incentive Plan, subject to adjustment in the event of a stock split, stock dividend or other changes in the capital structure of U.S. Cellular. No grants may be made under the Incentive Plan after ten years after its effective date.
Purpose of Plan		The purposes of the Incentive Plan are:
•
to align the interests of the shareholders of U.S. Cellular and the key executive and management employees of U.S. Cellular and certain subsidiaries by increasing the proprietary interest of such employees in U.S. Cellular's growth and success;
	•	to advance the interests of U.S. Cellular by attracting and retaining key executive and management employees of U.S. Cellular and such subsidiaries; and
	•	to motivate such employees to act in the long-term best interests of U.S. Cellular's shareholders.

Amendment
The board of directors may amend the Incentive Plan as it deems advisable, subject to any requirement of shareholder approval under applicable law, including Section 162(m) and Section 422 of the Internal Revenue Code, except that, subject to adjustment for certain changes in the capital structure of U.S. Cellular, no amendment may be made without shareholder approval if such amendment:
• would increase the maximum number of Common Shares available for issuance under the Incentive Plan; or
• would reduce the minimum purchase price of an award;
and with respect to any ISO granted under the Incentive Plan, no amendment shall effect any change inconsistent with Section 422 of the Internal Revenue Code.
Termination	The Incentive Plan will terminate on February 21, 2013, unless terminated earlier by the board of directors.
Eligibility
Participants in the Incentive Plan may consist of such key executive and management employees of U.S. Cellular or its subsidiaries as the Committee, described below, may select from time to time. U.S. Cellular and its subsidiaries currently have approximately 1,100 key executive and management employees.
Administration
The Incentive Plan will be administered by a committee (the "Committee") designated by the board of directors of U.S. Cellular, consisting of one or more members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will select those eligible persons for participation in the Incentive Plan as the Committee determines and will determine the form, amount and timing of each award and, if applicable, the number of Common Shares and the number of SARs subject to such an award, the exercise price, the time and conditions of exercise of the award and all other terms and conditions of the award, including, without limitation, the form of the agreement evidencing the award. The Committee also will have authority to prescribe rules and regulations for administering the Incentive Plan and to decide questions of interpretation or application of any provision of the Incentive Plan.
The Committee's authority with respect to the Incentive Plan is limited in the following ways:
• The Committee may not grant an award exceeding any of the following (as may be adjusted pursuant to the Incentive Plan due to changes in the capital structure of U.S. Cellular):
• the maximum number of Common Shares with respect to which options or SARs or a combination thereof may be granted during any calendar year to any employee is 175,000;
• the maximum number of Common Shares with respect to which restricted stock awards subject to performance measures may be granted during any calendar year to any employee is 50,000;
• the maximum amount that may be paid to any employee under a performance award for any performance period is 50,000 Common Shares or the fair market value thereof if paid in cash.
• The approval by the full board of directors, as well as the affirmative vote of a majority of the members of the Committee, is required for any grant of stock options, restricted stock awards or similar stock-based compensation if the number of Common Shares which could be issued pursuant to such award, when added to the then currently outstanding Common Shares plus the number of Common Shares then subject to purchase or receipt pursuant to all grants of stock options, employee stock purchase plans, restricted stock awards and any other plan or program pursuant to which Common Shares of U.S. Cellular have been optioned or granted, whether vested or not, would result in U.S. Cellular no longer satisfying the eligibility requirements, under Section 1504 of the Internal Revenue Code, to file a consolidated tax return with TDS.
	•	Except in connection with changes in the capital structure of U.S. Cellular, the Committee may not, without shareholder approval, reduce the exercise price of an outstanding option or SAR.
Delegation
The Committee may delegate some or all of its power and authority under the Incentive Plan to the Chairman or other executive officer of U.S. Cellular as it deems appropriate; provided, however, that such Committee may not delegate its power and authority regarding:
	•	the selection for participation in the Incentive Plan of
•
the Chief Executive Officer of U.S. Cellular (or any employee who is acting in such capacity), one of the four highest compensated officers of U.S. Cellular (other than the Chief Executive Officer), or any other person deemed to be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period the award to be granted to such employee may result in taxable income to the employee; or
		•	an officer or other person subject to section 16 of the Exchange Act; or
	•	decisions concerning the timing, pricing or number of Common Shares subject to an award granted to such an employee, officer or other person.
Performance Measures	The Committee may establish performance measures that must be attained to receive payment in cash or Common Shares of a specified amount.
	•	The performance measures may include one or more of the following:
		•	the attainment by a Common Share of a specified fair market value for a specified period of time;
		•	earnings per share;
		•	return to shareholders (including dividends);
		•	return on assets;
		•	return on equity;
		•	return on capital;
		•	customer satisfaction;
		•	gross customer additions;
		•	net customer additions;
		•	sales and marketing costs per gross customer addition;
		•	customer defections;
		•	earnings;
		•	revenues;
		•	average revenue per customer unit;
		•	market share;

• cash flow; and/or
• cost reduction goals.
Stock Options
The Incentive Plan provides for the grant of ISOs and nonqualified stock options. The Committee will determine the exercise period, the purchase price of Common Shares subject to a stock option and the other terms of a stock option at the time of grant, provided that the purchase price per Common Share subject to either an ISO or a nonqualified stock option shall not be less than 100% of the fair market value of such Common Share on the date of grant. The aggregate fair market value (determined as of the date the option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by the optionee in any calendar year (under the Incentive Plan and any other incentive stock option plan of U.S. Cellular) may not exceed $100,000. ISOs granted under the Incentive Plan generally may not be exercised after ten years from the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of U.S. Cellular or any of its subsidiaries, the exercise price of any ISOs granted under the Incentive Plan may not be less than 110% of the fair market value of the Common Shares on the date of grant, and the exercise period may not exceed five years from the date of grant. The board of directors may determine that all stock options will become immediately exercisable upon certain changes of control of U.S. Cellular.
Stock Appreciation Rights
The Incentive Plan provides for the grant of SARs. The number of Common Shares subject to an SAR, the period for the exercise of an SAR, the base price of an SAR, whether the SAR shall be freestanding or granted in tandem or by reference to an option and any performance measures and the other terms applicable to an SAR will be determined by the Committee, provided that the base price per Common Share subject to an SAR shall not be less than 100% of the fair market value of a Common Share on the date of grant. The board of directors may determine that all SARs will become immediately exercisable upon certain changes of control of U.S. Cellular.
Restricted Stock Awards
The Incentive Plan provides for the grant of restricted stock awards which are subject to a restriction period. An award of restricted stock may be subject to specified performance measures for the applicable restriction period. The terms of restricted stock, the restriction period and any performance measures will be determined by the Committee. Shares of restricted stock generally are subject to forfeiture if the holder does not remain continuously employed by U.S. Cellular or any affiliate during the restriction period or, if the restricted stock is subject to performance measures, if such performance measures are not attained during the restriction period. The board of directors may determine that all restriction periods applicable to restricted stock awards will lapse and any performance measures will be deemed satisfied at the maximum level upon certain changes of control of U.S. Cellular. Unless otherwise set forth in an award agreement, the holder of a restricted stock award will have all rights as a shareholder of U.S. Cellular, including the right to vote and receive dividends with respect to the shares of restricted stock.
Performance Awards	The Incentive Plan provides for the grant of performance awards. Each performance award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive payment in cash or Common Shares, as specified by the agreement evidencing the award. The amount of a performance award, the applicable performance measures and performance period, and the other terms of a performance award will be determined by the Committee. If the specified performance measures are not attained during the applicable performance period, then the award recipient generally forfeits all rights to receive the cash or Common Shares subject to the performance award. The board of directors may determine that all performance periods applicable to performance awards will lapse and any performance measures will be deemed satisfied at the maximum level upon certain changes of control of U.S. Cellular.
Company Match Awards
The Incentive Plan permits an eligible employee selected by the Committee to elect to defer all or a portion of his or her annual bonus to a deferred compensation account under the Incentive Plan. If a selected employee elects to defer all or a portion of his or her annual bonus under the Incentive Plan, a company match award will be allocated to the employee's deferred compensation account in an amount equal to the sum of:
• 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year; and
• 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year.

An employee will be fully vested in the deferred bonus amounts credited to his or her deferred compensation account. One-third of the company match award credited to the employee's deferred compensation account shall become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of U.S. Cellular or an affiliate on such date and the deferred bonus amount has not been withdrawn or distributed before such date. Amounts credited to an employee's deferred compensation account will be deemed to be invested in phantom Common Shares at the time the amounts are credited to the deferred compensation account. An employee will receive an amount equal to his or her vested deferred compensation account balance on the earlier of the date specified by the employee or when he or she terminates employment with U.S. Cellular and all of its affiliates. The board of directors may determine that all company match awards will become fully vested upon certain changes of control of U.S. Cellular.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a brief summary of the U.S. Federal income tax consequences of awards made under the Incentive Plan. The following should not be relied upon as being a complete description of such consequences and does not address the state, local or other tax consequences of awards made under the Incentive Plan.

Stock Options	An award recipient will not recognize taxable income upon the grant of a stock option. An award recipient will recognize compensation taxable as ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value, on the date of exercise, of the shares purchased over their exercise price, and U.S. Cellular will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. An award recipient will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the award recipient, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and U.S. Cellular will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the award recipient generally will recognize compensation taxable as ordinary income equal to the excess of the lesser of:
• the amount realized upon such disposition; and
• the fair market value of such shares on the date of exercise, over the exercise price;
and U.S. Cellular will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.
Stock Appreciation Rights
An award recipient will not recognize taxable income upon the grant of an SAR. An award recipient will recognize compensation taxable as ordinary income upon exercise of an SAR equal to the fair market value of any unrestricted Common Shares delivered and the amount of cash paid by U.S. Cellular upon such exercise, and U.S. Cellular will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. If restricted stock is delivered upon exercise of an SAR, the Federal income tax consequences associated with such restricted stock shall be determined in accordance with the section below titled "Restricted Stock".
Restricted Stock
An award recipient will not recognize taxable income at the time of grant of shares of restricted stock, and U.S. Cellular will not be entitled to a deduction at such time, unless the award recipient makes an election to be taxed at the time the shares of restricted stock are granted. If such election is made, the award recipient will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the award recipient will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. U.S. Cellular is entitled to a corresponding deduction at the time the ordinary income is recognized by the award recipient, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. In addition, an award recipient receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid, and U.S. Cellular will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.
Performance Awards
An award recipient will not recognize taxable income upon the grant of performance awards and U.S. Cellular will not be entitled to a deduction at such time. Upon the settlement of a performance award in the form of unrestricted Common Shares, cash or a combination of both, the award recipient will recognize compensation taxable as ordinary income equal to the fair market value of any Common Shares delivered and the amount of any cash paid by U.S. Cellular, and U.S. Cellular will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. Upon the settlement of a performance award in the form of restricted stock, the Federal income tax consequences associated with such restricted stock shall be determined in accordance with the immediately preceding section titled "Restricted Stock."
Deferral Of Annual Bonus Amount and Company Match Award	An award recipient will not recognize taxable income:
• at the time of deferral with respect to any annual bonus amount which he or she elects not to receive currently by deferring such amount into a deferred compensation account; or
• upon the grant of a company match award;

and U.S. Cellular will not be entitled to a deduction at such time. At the time the award recipient receives a distribution from his or her deferred compensation account, the award recipient will recognize the distributed amount as compensation taxable as ordinary income, and U.S. Cellular will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.
Tax Withholding	The compensation taxable as ordinary income recognized by an award recipient in connection with an award under the Incentive Plan will be subject to withholding of tax by U.S. Cellular.
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's Chief Executive Officer and the corporation's four most highly compensated executive officers other than the Chief Executive Officer. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "qualified performance-based compensation." Qualified performance-based compensation must satisfy all of the following requirements:
• the compensation must be payable solely on account of the attainment of pre-established objective performance measures;
• the performance measures must be determined by a committee consisting solely of two or more "outside directors;"
• the material terms under which the compensation is to be paid, including the performance measures, must be approved by a majority of the corporation's stockholders; and

•	the committee administering the plan must certify that the applicable performance measures were satisfied before payment of any performance-based compensation is made.

It is intended that the Committee will consist solely of two or more "outside directors" as defined for purposes of Section 162(m) of the Internal Revenue Code. As a result, and based on regulations published by the United States Department of the Treasury, certain compensation under the Incentive Plan, such as that payable with respect to options, SARs, restricted stock with restrictions based upon the attainment of performance measures and performance awards, may not be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, but other compensation under the Incentive Plan, such as that payable with respect to restricted stock with restrictions not based upon the attainment of performance measures and company match awards, is expected to be subject to such limit.

        The following table specifies the number of Common Shares which are subject to options, the value and number of phantom Common Shares which are subject to company match awards, and the value and number of restricted Common Shares for each of the named executives and certain other groups of participants in the Incentive Plan as of December 31, 2002.

PLAN BENEFITS
2003 LONG-TERM INCENTIVE PLAN

		Company Match Award For 2002(2)		Restricted Common Shares(3)
	Number of Common Shares Subject to Options(1)
Name		Dollar Value	Number of Shares	Dollar Value	Number of Shares
LeRoy T. Carlson, Jr. (Chairman)(4)	—	$—	—	$—	—
John E. Rooney (President (Chief Executive Officer))	108,000	70,008	2,798	315,277	12,601
Kenneth R. Meyers (Executive Vice President—Finance (Chief Financial Officer) and Treasurer)	70,627	12,800	512	239,842	9,586
Jay M. Ellison (Executive Vice President—Operations)	47,438	—	—	195,982	7,833
Don P. Crockford (Senior Vice President—Human Resources)	42,602	2,588	103	200,360	8,008
Richard W. Goehring (Retired Executive Vice President— Chief Technology Officer)	36,722	—	—	126,976	5,075
Other Executives	349,095	12,737	509	1,176,065	47,005

Executive Group	654,484	98,133	3,922	2,254,502	90,108
Non-Executive Director Group	—	—	—	—	—
Non-Executive Employee Group	888,516	—	—	1,548,538	61,892

TOTAL	1,543,000	$98,133	3,922	$3,803,040	152,000

(1)
Since the exercise price for all options is equal to the fair market value of the Common Shares on the grant date, no value was assigned to the options for purposes of the above table.

(2)
Represents the dollar value and the number of shares of the company match award for 2002, which is represented by phantom Common Shares of U.S. Cellular.

(3)
The dollar value as of December 31, 2002 is calculated using the closing price of Common shares on December 31, 2002 of $25.02.

(4)
LeRoy T. Carlson, Jr. will not participate in the 2003 Long-Term Incentive Plan.

        The board of directors recommends a vote "FOR" approval of the 2003 Long-Term Incentive Plan.

PROPOSAL 4
INDEPENDENT ACCOUNTANTS

        We anticipate continuing the services of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year. Representatives of PricewaterhouseCoopers, who served as independent accountants for the last fiscal year, are expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the annual meeting or submitted in writing prior thereto.

        We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers as our independent accountants by the Bylaws or otherwise. However, as a matter of good corporate practice, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the annual meeting. Should the shareholders fail to ratify the selection of PricewaterhouseCoopers as independent accountants, the board of directors will consider whether to retain such firm for the year ending December 31, 2003.

        The board of directors recommends a vote "FOR" ratification of the Selection of PricewaterhouseCoopers as independent accountants for the current fiscal year.

REPORT OF AUDIT COMMITTEE

        This report is submitted by the current members of the audit committee of the board of directors of U.S. Cellular identified below. The audit committee operates under a written charter adopted by the U.S. Cellular board of directors.

        Management is responsible for U.S. Cellular's internal controls and the financial reporting process. U.S. Cellular utilizes services from the TDS internal audit staff, which performs testing of internal controls and the financial reporting process. U.S. Cellular's independent accountants are responsible for performing an independent audit of U.S. Cellular's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

        In this context, the audit committee held meetings with management, the internal audit staff and representatives of PricewaterhouseCoopers LLP, U.S. Cellular's independent accountants for 2002. In these meetings, the audit committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2002. Management represented to the audit committee that U.S. Cellular's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers.

        The discussions with PricewaterhouseCoopers also included the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, relating to information regarding the scope and results of the audit. In particular, the audit committee reviewed with PricewaterhouseCoopers its judgment as to the quality, not just the acceptability of U.S. Cellular's accounting principles. The audit committee also received from PricewaterhouseCoopers written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and this information was discussed with PricewaterhouseCoopers.

        Based on and in reliance upon these discussions, the audit committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2002 be included in U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2002.

        The audit committee also determined that the payment of certain fees for tax services and all other non-audit related services does not conflict with maintaining PricewaterhouseCoopers' independence.

        By the members of the audit committee of the board of directors of U.S. Cellular:

J. Samuel Crowley Chairperson	Paul-Henri Denuit	Harry J. Harczak, Jr.

FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees billed by U.S. Cellular's principal accountants, PricewaterhouseCoopers LLP, for 2002 and 2001:

	2002	2001
Audit Fees(1)	$876,110	$104,673
Audit Related Fees(2)	560,000	0
Tax Fees(3)	321,324	0
All Other Fees(4)	31,000	61,948

Total Fees	$1,788,434	$166,621

(1)
Represents the aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the annual financial statements for the years 2002 and 2001 and the reviews of the financial statements included in U.S. Cellular's Form 10-Qs for each of these years. Does not include fees of $16,500 and $334,090 paid to Arthur Andersen in 2002 and 2001, respectively.

(2)
Represents the aggregate fees billed by PricewaterhouseCoopers for assurance and related services for the years 2002 and 2001 that are reasonably related to the performance of the audit or review of financial statements other than the fees disclosed in the foregoing paragraph. There were no fees paid to Arthur Andersen for audit related services in 2002 or 2001.

(3)
Represents the aggregate fees billed by PricewaterhouseCooopers for professional services rendered in 2002 and 2001 for tax compliance, tax advice and tax planning. Does not include fees of $138,625 and $1,155,682 paid to Arthur Andersen in 2002 and 2001, respectively.

(4)
Represents the aggregate fees billed by PricewaterhouseCoopers for services, other than services covered in (1), (2) or (3) above, for the years 2002 and 2001. Does not include fees of $12,500 and $68,340 paid to Arthur Andersen in 2002 and 2001, respectively.

PRE-APPROVAL PROCEDURES

        The audit committee adopted a policy, effective May 6, 2003, pursuant to which all audit and non-audit services must be pre-approved by the audit committee. Under no circumstances may the Company's principal external auditor provide services that are prohibited by the Sarbanes-Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax services may be provided to the Company, subject to such pre-approval process and prohibitions. The audit committee may designate a single audit committee member who may pre-approve non-audit services and who will be required to report such approvals to the full audit committee at each of its regularly scheduled meetings. The pre-approval policy relates to all services provided by the Company's principal external auditor and does not include any pre-set fee limits that do not require pre-approval or any de minimis exception.

CHANGE IN INDEPENDENT ACCOUNTANTS

        Within the last two most recent fiscal years, U.S. Cellular engaged a new independent accountant to audit its financial statements. Information required to be disclosed pursuant to Item 304(a) of Regulation S-K of the SEC was previously reported in U.S. Cellular's Form 8-K dated May 23, 2002. Pursuant to the requirements of the SEC's proxy rules, the following repeats the disclosure set forth in Item 4 of such Form 8-K, which is incorporated by reference herein.

    On May 23, 2002, U.S. Cellular dismissed Arthur Andersen LLP ("Andersen") as U.S. Cellular's independent auditors, and engaged PricewaterhouseCoopers LLP ("PWC") to serve as its new independent auditors for 2002. The change in auditors will become effective May 23, 2002. This action was taken by the U.S. Cellular board of directors based on the recommendation of U.S. Cellular's audit committee, subject to the approval of such action by Telephone and Data Systems, Inc. ("TDS"), the parent company of U.S. Cellular, pursuant to the terms of an Intercompany Agreement between TDS and U.S. Cellular.

    Andersen's reports on U.S. Cellular's consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the date of this Form 8-K, there were no disagreements between U.S. Cellular and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

    U.S. Cellular provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated May 23, 2002, stating its agreement with the foregoing disclosures.

    During U.S. Cellular's two most recent fiscal years and through the date of this Report on Form 8-K, U.S. Cellular did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on U.S. Cellular's consolidated financial statements, or any other matters or reportable events listed in item 304(a)(2)(I) and (ii) of Regulation S-K.

        Exhibit 16.1 to the Form 8-K as referenced above is not attached hereto but disclosures therein are incorporated by reference herein.

EXECUTIVE OFFICERS

        The following is a table identifying our other executive officers who are currently serving but are not identified in the above tables regarding the election of directors.

Name	Age	Position with U.S. Cellular
Jay M. Ellison	50	Executive Vice President—Operations
Michael S. Irizarry	41	Executive Vice President—Engineering and Chief Technical Officer
Karen S. Kirwan	40	Executive Vice President—Information Services and Chief Information Officer
Don P. Crockford	63	Senior Vice President—Human Resources
Rochelle J. Boersma	46	Vice President—Sales Operations
Alan D. Ferber	35	Vice President—Marketing
Hichem H. Garnaoui	37	Vice President—National Network Operations
Brenda S. Heinrich	44	Vice President—Customer Service
Leon J. Hensen	55	Vice President—Midwest Operations
Conrad J. Hunter	45	Vice President—East Operations
James R. Jenkins	42	Vice President—External Affairs
Karen C. Johnson	36	Vice President—Business Development—Government Relations
Bernard J. Kocanda	51	Vice President—Business Support Services
Frank A. Marino	55	Vice President—West Operations
Katherine Hust Schrank	41	Vice President—Central Operations
Thomas S. Weber	42	Vice President and Controller
Kevin C. Gallagher	55	Vice President and Corporate Secretary

        Jay M. Ellison.    Jay M. Ellison joined our company and was appointed Executive Vice President—Operations on September 5, 2000. Prior to that time, he was vice president of sales at Ameritech Cellular

Services since 1997. Between 1995 and 1997 Mr. Ellison was regional vice president/marketing manager for Ameritech in Chicago.

        Michael S. Irizarry.    Michael S. Irizarry joined our company and was appointed Executive Vice President—Engineering and Chief Technical Officer on February 18, 2002. Prior to that time, he was vice president—network, for the midwest area at Verizon Wireless from 2000 to 2001. Prior to that time, he served as executive director—network for the southeast region of Bell Atlantic Mobile since February 1996.

        Karen S. Kirwan.    Karen S. Kirwan joined U.S. Cellular and was appointed Executive Vice President—Information Services and CIO on September 30, 2002. Prior to that time, she was vice president & chief information officer at Chicago-based Exelon Corporation since 2000. Between 1998 and 2000, Ms. Kirwan was vice president—business process systems at Pillsbury Corporation based in Minneapolis.

        Don P. Crockford.    Don P. Crockford joined our company and was appointed Senior Vice President—Human Resources on September 10, 2001. Prior to that time, he was a consultant to U.S. Cellular and other companies since February 2000. Prior to that time, he was vice president-human resources and real estate at Ameritech Cellular Services between 1996 and 2000.

        Rochelle J. Boersma.    Rochelle J. Boersma was appointed Vice President—Sales Operations in March 2003. Prior to that time, she was the Director of Indirect Distribution. Prior to that, Ms. Boersma was employed by Cingular Wireless/SBC from May 1988 through July 2002, most recently as general manager of dealer sales since January 2000.

        Alan D. Ferber.    Alan D. Ferber joined our company and was appointed Vice President—Marketing on September 1, 2001. Prior to that time, he helped found traq-wireless, Inc. and served as its vice president of business development since November 1999. Between 1993 and 1999, Mr. Ferber held a variety of leadership roles in business development, strategy, sales and marketing at Ameritech Corporation and Ameritech Cellular.

        Hichem H. Garnaoui.    Hichem H. Garnaoui was appointed Vice President—National Network Operations in March 2002. Prior to that time, he was Vice President—Engineering since May 2001. Prior to that, he held several positions at Nextel Communications Inc. from 1997 to 2001, most recently as vice president of network operations for their Mid-Atlantic region.

        Brenda S. Heinrich.    Brenda S. Heinrich was appointed Vice President—Customer Service in November 2002. Prior to that time, she was vice president of operations support for AGL Resources since 2001. From 1993 until 2001, Ms. Heinrich held various positions at BellSouth Corporation, most recently as senior director, consumer services.

        Leon J. Hensen.    Leon J. Hensen was appointed Vice President—Midwest Operations in November 2002. Prior to that time, Mr. Hensen was Vice President—Central Operations since March 1999. Prior to that, he was employed as General Manager for our Wisconsin/Northern Illinois cluster from 1997 to 1999.

        Conrad J. Hunter.    Conrad J. Hunter was appointed Vice President—East Operations, in March 2000. Prior to that time, Mr. Hunter was employed by PrimeCo L.P. between March 1999 and February 2000, most recently as vice president and general manager of the Virginia region of PrimeCo PCS. Prior to that time, he was employed by GTE Corp. for more than five years, most recently as area general manager of business and major account sales and director of marketing of GTE Wireless in Nashville, Tennessee.

        James R. Jenkins.    James R. Jenkins joined our company and was appointed Vice President—External Affairs on February 1, 2002. Prior to that time, he was vice president—law at ALLTEL Communications, Inc. since July 1998. Between 1996 and 1998, Mr. Jenkins was an attorney with 360° Communications Company. Prior to that time, he was engaged in the private practice of law.

        Karen C. Johnson.    Karen C. Johnson joined U.S. Cellular and was appointed Vice President—Business Development—Government Relations on December 23, 2002. Prior to that time, she was a vice president at Cushman/Amberg Communications, Inc. since August 2000. Prior to that, Ms. Johnson was director of marketing for Urban Investment Trust, Inc. since 1999 and marketing coordinator for the Public Building Commission of Chicago from July 1998 to April 1999.

        Bernard J. Kocanda.    Bernard J. Kocanda joined our company as Vice President—Business Support Services on January 14, 2002. Prior to that time, he was director of Six Sigma at Exult Inc. since 2000. Prior to that, Mr. Kocanda was director of shared services for Kraft Foods from 1978 to 2000.

        Frank A. Marino.    Frank A. Marino was appointed to the position of Vice President—West Operations in February 2002. Prior to that time, he was employed as our Area General Manager for New England since 1996.

        Katherine Hust Schrank.    Katherine Hust Schrank was appointed Vice President—Central Operations, in November 2002. Prior to that, Ms. Schrank was employed at U.S. Cellular for more than five years, most recently as Director of Sales for California and southern Oregon.

        Thomas S. Weber.    Thomas S. Weber was appointed our Vice President and Controller in November 2002. Prior to that time he was employed at U.S. Cellular for more than five years, most recently as Vice President—Financial Services.

        Kevin C. Gallagher.    Kevin C. Gallagher was appointed Vice President and Corporate Secretary on December 1, 2001. He was also appointed Vice President and Corporate Secretary of TDS and TDS Telecom in December 2001. Prior to that time, he was senior vice president, general counsel and secretary of 360o Communications Company between 1996 and 1998. Prior to that, Mr. Gallagher was vice president and general counsel of Sprint Cellular Company between 1993 and 1996.

        All of our executive officers devote all their time to the affairs of U.S. Cellular, except for LeRoy T. Carlson, Jr. and Kevin C. Gallagher. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer, and Kevin C. Gallagher, who is employed by TDS as its Vice President and Corporate Secretary, devote a portion of their time to the affairs of U.S. Cellular.

EXECUTIVE COMPENSATION

Summary of Compensation

        The following table sets forth compensation information for the President and Chief Executive Officer during 2002 and for our four most highly compensated executive officers other than the President and Chief Executive Officer for services rendered during the years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

		Annual Compensation(2)					Long-Term Compensation
Name and Principal Positions(1)	Year	Salary(3)	Bonus(4)		Other Annual Compensation(5)		Restricted Stock Awards(6)		Securities Underlying Options/SARs(7)	All Other Compensation(8)
LeRoy T. Carlson, Jr. Chairman—See Footnote(1)	2002 2001 2000	$565,422 514,800 481,241	$	— 308,880 330,000	$	— — —	$	— — —	— — —	$	— — —
John E. Rooney(9) President (Chief Executive Officer)	2002 2001 2000	$526,292 485,459 309,375		$240,000 190,000 190,000		$70,008 55,414 55,414		$242,679 396,911 —	33,000 20,000 55,000		$50,910 20,570 2,815
Kenneth R. Meyers Executive Vice President— Finance (Chief Financial Officer) and Treasurer	2002 2001 2000	$345,813 332,333 315,250		$128,000 102,641 138,905		$12,800 22,452 40,512		$184,951 213,140 298,200	26,225 16,600 4,762		$31,526 28,591 28,902
Jay M. Ellison Executive Vice President— Operations	2002 2001 2000	$345,813 318,791 85,227		$128,000 102,641 77,736	$	— 10,264 —		$184,951 213,140 —	26,225 16,600 4,613		$30,872 6,204 75
Don P. Crockford Senior Vice President—Human Resources	2002 2001 2000	$278,897 74,480 —		$103,500 32,358 —		$2,588 — —		$74,579 307,284 —	21,150 21,452 —		$6,161 448 —
Richard W. Goehring(10) Retired Executive Vice President—Chief Technology Officer	2002 2001 2000	$340,999 332,333 315,250		$136,400 94,457 132,405	$	— — 38,616	$	— 213,140 830,700	— 16,600 4,762		$16,927 28,473 29,342

(1)
Includes the chief executive officer of U.S. Cellular during 2002 and the four most highly compensated executive officers in 2002 other than the chief executive officer. Mr. LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's salary and bonus paid by TDS is charged to U.S. Cellular by TDS pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." Accordingly, pursuant to the requirements of the SEC, such amounts charged to U.S. Cellular by TDS are reported in the above table in addition to the information presented for the other named executive officers. The amount of Mr. Carlson's 2002 bonus has not yet been determined. Mr. Carlson does not receive any long-term compensation awards or any other compensation from U.S. Cellular. Mr. Carlson receives long-term and other compensation from TDS, but this is not charged to U.S. Cellular.

(2)
Does not include the discount amount of any employee stock purchase plan since such plans are generally available to all eligible salaried employees. Does not include the value of any perquisites and other personal benefits, securities or property because the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.

(3)
Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(4)
Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year identified. The final bonus for 2002 has not been determined for Mr. Carlson.

(5)
Represents the fair market value as of the grant date of phantom stock units of our Common Shares credited to such officer with respect to deferred bonus compensation. See "Bonus Deferral and Company Match Awards." Mr. Carlson also receives a credit of phantom stock units with respect to TDS Common Shares but this is not charged to U.S. Cellular.

(6)
In, 2000, 2001 and 2002, the Stock Option Compensation Committee approved a grant of performance share awards ("Performance Share Awards"), as detailed below. The amount reported is an actual award.

The following table summarizes the restricted stock awards:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Don P. Crockford	Richard W. Goehring
Granted in 2000:
1999 Retention Awards:
Vested 1/31/01	—	—	—	—	3,750
Vested 1/31/02	—	—	—	—	3,750

Total granted in 2000	—	—	—	—	7,500

Grant Date Dollar Value	—	—	—	—	$532,500

Performance Share Awards:
1998 Retention Program Performance Share Award—Vested 12/15/00	—	2,447	—	—	2,447
2000 Performance Award—Vests 3/31/03	—	1,753	—	—	1,753

Total Granted in 2000	—	4,200	—	—	4,200

Grant Date Dollar Value	—	$298,200	—	—	$298,200

Total Grant Date Dollar Value for 2000	—	$298,200	—	—	$830,700

Granted in 2001:
2001 Performance Award—Vests 3/31/04	6,682	3,322	3,322	6,189	3,322

Total Grant Date Dollar Value for 2001	$396,911	$213,140	$213,140	$307,284	$213,140

Granted in 2002:
2002 Performance Award—Vests 3/31/05	5,919	4,511	4,511	1,819	—

Total Grant Date Dollar Value for 2002	$242,679	$184,951	$184,951	$74,579	—

Summary of Restricted Stock Outstanding at 12/31/02
Unvested shares of restricted stock as of 12/31/02	12,601	9,586	7,833	8,008	5,075

Dollar Value as of 12/31/02	$315,277	$239,842	$195,982	$200,360	$126,976

        The Grant Date Dollar Value of the above awards is calculated using the closing price of the Common Shares on the award date. The Dollar Value as of December 31, 2002 is calculated using the closing price of our Common Shares on December 31, 2002 of $25.02.

(7)
Represents the number of shares of our common stock subject to stock options awarded during the fiscal year identified. No stock appreciation rights ("SARs") were awarded, either on a stand-alone basis or in tandem with options, during any of the identified fiscal years.

(8)
Includes contributions by us for the benefit of the named executive officer under the TDS Tax-Deferred Savings Plan ("TDSP"), the TDS Pension Plan ("Pension Plan"), the TDS Supplemental Executive Retirement Plan ("SERP"), and the dollar value of any insurance premiums paid during the covered fiscal year with respect to life insurance for the benefit of the named executive ("Life Insurance"), as indicated below for 2002:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Don P. Crockford	Richard W. Goehring
TDSP	$6,707	$6,633	$5,695	$2,215	$6,671
Pension Plan	9,453	9,453	9,453	1,914	9,453
SERP	30,977	14,907	14,907	213	—
Life Insurance	3,773	533	817	1,819	803

Total	$50,910	$31,526	$30,872	$6,161	$16,927

(9)
Mr. Rooney was hired as President and Chief Executive Officer on April 10, 2000. U.S. Cellular entered into an employment letter agreement with Mr. Rooney which is described below.

(10)
Mr. Goehring resigned as an officer effective March 1, 2002. U.S. Cellular entered into a retirement agreement with Mr. Goehring which is described below.

General Information Regarding Options

        The following tables show, as to the executive officers who are named in the Summary Compensation Table, information regarding options.

Individual Option Grants in 2002

	Number of Securities Underlying Options Granted(2)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(5)
		% of Total Options Granted to Employees(3)
Name(1)			Exercise Price	Market Price(4)	Expiration Date
						5%	10%
John E. Rooney 2002 Options(6)	33,000	3.8%	$41.00	$41.00	3/31/12	$850,894	$2,156,334
Kenneth R. Meyers 2002 Options(6)	26,225	3.0%	$41.00	$41.00	3/31/12	$676,203	$1,713,632
Jay M. Ellison 2002 Options(6)	26,225	3.0%	$41.00	$41.00	3/31/12	$676,203	$1,713,632
Don P. Crockford 2002 Options(6)	21,150	2.4%	$41.00	$41.00	3/31/12	$545,346	$1,382,014
Richard W. Goehring 2002 Options	—	—%	$—	$—	—	$—	$—

(1)
Mr. LeRoy T. Carlson, Jr., does not receive options from U.S. Cellular. Mr. Carlson receives long-term compensation from TDS, but this is not charged to U.S. Cellular by TDS.

(2)
Represents the number of shares underlying options awarded to the named executive during the fiscal year.

(3)
Represents the percent of total shares underlying options awarded to employees during the fiscal year.

(4)
Represents the per share fair market value of our shares as of the award date.

(5)
Represents the potential realizable value of each grant of options, assuming that the market price of our shares appreciates in value from the award date to the end of the option term at the indicated annualized rates.

(6)
Such options were granted as of March 31, 2002, and become exercisable with respect to 25% of the shares underlying the option on March 31 of each year beginning in 2003 and ending in 2006.

No SARs were granted in 2002.

Option Exercises in 2002 and
December 31, 2002 Option Values

	2002		As of December 31, 2002
			Number of Securities Underlying Unexercised Options/SARs(4)		Value of Unexercised In-the-Money Options/SARs(5)
Name(1)	Shares Acquired on Exercise(2)	Value Realized(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John E. Rooney
2002 Options(6)	—	$—	—	33,000	$—	$—
2001 CEO Options(7)	—	—	4,000	16,000	—	—
2000 CEO Initial Options(8)	—	—	22,000	33,000	—	—

Total	—	$—	26,000	82,000	$—	$—

Kenneth R. Meyers
2002 Options(6)	—	$—	—	26,225	$—	$—
2001 Options(9)	—	—	3,320	13,280	—	—
2000 Options(10)	—	—	1,904	2,858	—	—
1999 Options(11)	—	—	5,760	3,840	—	—
1998 Options(12)	—	—	5,760	1,920	—	—
1997 Options(13)	—	—	5,760	—	—	—

Total	—	$—	22,504	48,123	$—	$—

Jay M. Ellison
2002 Options(6)	—	$—	—	26,225	$—	$—
2001 Options(9)	—	—	3,320	13,280	—	—
2000 Initial Options(14)	—	—	1,844	2,769	—	—

Total	—	$—	5,164	42,274	$—	$—

Don P. Crockford
2002 Options(6)	—	$—	—	21,150	$—	$—
2001 Initial Options(15)	—	—	4,290	17,162	—	—

Total	—	$—	4,290	38,312	$—	$—

Richard W. Goehring
2001 Options(9)	—	$—	3,320	13,280	$—	$—
2000 Options(10)	—	—	1,904	2,858	—	—
1999 Options(11)	—	—	5,760	3,840	—	—
1998 Options(12)	—	—	1,920	1,920	—	—
1997 Options(13)	—	—	1,920	—	—	—

Total	—	$—	14,824	21,898	$—	$—

(1)
Mr. LeRoy T. Carlson, Jr., does not receive options or SARs from U.S. Cellular. Mr. Carlson receives long-term compensation from TDS, but this is not charged to U.S. Cellular by TDS.

(2)
Represents the number of our Common Shares with respect to which Options or SARs were exercised.

(3)
Represents the aggregate dollar value realized upon exercise, based on the difference between the fair market value of such shares on the date of exercise and the aggregate exercise price.

(4)
Represents number of shares subject to free-standing options, as indicated, as of December 31, 2002. All options listed above are transferable to permitted transferees.

(5)
Represents the aggregate dollar value of in-the-money, unexercised options held at December 31, 2002, based on the difference between the exercise price and $25.02, the closing price of our Common Shares on December 31, 2002.

(6)
The 2002 Options become exercisable in annual increments of 25% on March 31 of each year beginning in 2003 and ending in 2006, and are exercisable until March 31, 2012 at an exercise price of $41.00.

(7)
The 2001 CEO Options become exercisable in annual increments of 20% on March 31 of each year beginning in 2002 and ending in 2006, and are exercisable until March 31, 2011 at an exercise price of $59.40.

(8)
The 2000 CEO Initial Options become exercisable with respect to 20% of the shares underlying the option on April 10 of each year beginning in 2001 and ending in 2005, and are exercisable until April 10, 2010 at an exercise price of $69.19.

(9)
The 2001 Options become exercisable in annual increments of 20% on March 31 of each year beginning in 2002 and ending in 2006, and are exercisable until March 31, 2011 at an exercise price of $64.16.

(10)
The 2000 Options become exercisable in annual increments of 20% on March 31 of each year beginning in 2001 and ending in 2005, and are exercisable until March 31, 2010 at an exercise price of $71.00.

(11)
The 1999 Options become exercisable in annual increments of 20% on March 31 of each year beginning in 2000 and ending in 2004, and are exercisable until March 31, 2009 at an exercise price of $44.00.

(12)
The 1998 Automatic Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1999 and ending in 2003, and are exercisable until March 31, 2008 at an exercise price of $33.94.

(13)
The 1997 Automatic Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1998 and ending in 2002, and are exercisable until May 14, 2007 at the exercise price of $25.25.

(14)
The 2000 Initial Options become exercisable with respect to 20% of the shares underlying the option on September 1 of each year beginning in 2001 and ending in 2005, and are exercisable until September 1, 2010 at an exercise price of $73.31.

(15)
The 2001 Initial Options become exercisable with respect to 20% of the shares underlying the option on September 10 of each year beginning in 2002 and ending in 2006, and are exercisable until September 10, 2012 at an exercise price of $49.65.

Pension Plan and Supplemental Benefit Agreement

        We previously adopted the TDS Wireless Companies' Pension Plan (the "Wireless Pension Plan"). The Wireless Pension Plan, a qualified noncontributory defined contribution pension plan, provided pension benefits for our employees. Under the Wireless Pension Plan, pension contributions were calculated separately for each participant, based on a fixed percentage of the participant's qualifying compensation, and are funded currently.

        Effective January 1, 2001, the TDS Employees' Pension Trust (the "TDS Target Pension Plan") was merged with and into the Wireless Pension Plan and the new merged plan is titled the TDS Pension Plan. All of the plan assets which had been held for the TDS Target Pension Plan and the Wireless Pension Plan were combined to be held on a consolidated basis for the new TDS Pension Plan, which will pay all benefits which previously accrued under both the TDS Target Pension Plan and the Wireless Pension Plan and all future pension plan accruals. All eligible participants who have been receiving a pension benefit contribution based on a fixed percentage of their qualifying compensation under the Wireless Pension Plan continue to be eligible for such benefit under the TDS Pension Plan.

        The amounts of the annual contributions for the benefit of the named executive officers under the Wireless Pension Plan and TDS Pension Plan are included above in the Summary Compensation Table under "All Other Compensation."

        We have also adopted a Supplemental Executive Retirement Plan ("SERP") to provide supplemental benefits under the Wireless Pension Plan and effective January 1, 2001, the TDS Pension Plan. The SERP was established to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. The SERP is a nonqualified deferred compensation plan and is intended to be unfunded. The amounts of the accruals for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

Letter Agreement with John E. Rooney

        Pursuant to a letter agreement which was accepted by John E. Rooney on March 28, 2000 relating to his recruitment as President and Chief Executive Officer, Mr. Rooney was entitled to a base salary at the annual rate of $450,000 per year through December 31, 2000, with a performance review following year-end 2000. The letter agreement provided that Mr. Rooney would receive a minimum bonus prorated for nine months of 2000 of $169,000 and starting in 2001, a target bonus opportunity of 50% of his base salary for the year. Pursuant to the letter agreement, Mr. Rooney received a grant of stock options with respect to 55,000 Common Shares, as disclosed above. The letter agreement provided that Mr. Rooney was also entitled to an annual grant of restricted stock beginning March 31, 2001, and to a seat on the U.S. Cellular board of directors.

Deferred Compensation Agreements

        Richard W. Goehring is a party to an executive deferred compensation agreement pursuant to which he had a specified percentage of his gross compensation deferred and credited to a deferred compensation account. The deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to the executive. The amount of deferred compensation is included in and reported with all other non-deferred compensation in the "Summary Compensation Table." No amount is included in the Summary Compensation Table for the interest earned on such deferred compensation because such interest rate is intended to approximate a market rate.

Retention Agreement

        U.S. Cellular entered into a retention agreement with Kenneth R. Meyers as of September 13, 1999. This agreement provides that, in the event of a qualified termination of Mr. Meyers' employment with U.S. Cellular, U.S. Cellular will make certain payments to Mr. Meyers. A qualified termination is a termination by U.S. Cellular without cause, as defined in such agreement, or by Mr. Meyers for good reason, as defined in such agreement. The payment will consist of the sum of (1) the difference between the fair market value and the exercise price of options to acquire Common Shares held by Mr. Meyers which are cancelled and (2) the fair market value of shares of restricted stock held by Mr. Meyers which are forfeited, in each case as a result of the qualified termination of Mr. Meyers' employment with U.S. Cellular.

Retirement Agreement

        U.S. Cellular and Richard Goehring have entered into an agreement relating to his retirement from U.S. Cellular. Pursuant to such agreement, Mr. Goehring resigned as an officer effective March 1, 2002 but will continue to be an employee until May 31, 2003. Between March 1, 2002 and May 31, 2003, he will continue to receive his existing base salary and participate in regular retirement, incentive, welfare and fringe benefit plans. Mr. Goehring will be eligible to receive 40% of his base salary as a target bonus for the year 2002 but will not receive a bonus for 2003. U.S. Cellular will pay certain health continuation premiums for Mr. Goehring through December 1, 2004. Additionally, upon retirement from U.S. Cellular on May 31, 2003, U.S. Cellular will enter into a consulting agreement with Mr. Goehring for a term of two years with a guaranteed annual fee of $30,000.

Purchase of Residences from Employees

        In January 2002, to facilitate the relocation of Katherine Hust Schrank from Oregon to Wisconsin, U.S. Cellular purchased her primary residence for $265,000, based on a third party appraisal.

        In October 2002, to facilitate the relocation of Leon Hensen from Wisconsin to Illinois, U.S. Cellular purchased his primary residence for $742,500, based on a third party appraisal.

Bonus Deferral and Company Match Awards

        The 1998 Long Term Incentive Program permits employees selected by the stock option compensation committee to defer all or a portion of their annual bonus to a deferred compensation account ("Deferral Program"). The executive officers who have deferred their bonuses are identified in the Summary Compensation Table above. See footnote 5 to such table. If a selected employee elects to defer all or a portion of his or her annual bonus under the Deferral Program, we will allocate a match award to the employee's deferred compensation account in an amount equal to the sum of (1) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (2) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. The fair market value of the matched stock units are reported in the Summary Compensation Table under "Other Annual Compensation." An employee will be fully vested in the deferred bonus amounts credited to his or her deferred compensation account. One-third of the U.S. Cellular match award credited to the employee's deferred compensation account will become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of U.S. Cellular or an affiliate on such date and the deferred bonus amount has not been withdrawn or distributed before such date. Amounts credited to an employee's deferred compensation account will be deemed to be invested in phantom Common Shares at the time the amounts are credited to the deferred compensation account. An employee will receive an amount equal to his or her vested deferred compensation account balance on the earlier of the date specified by the employee or when he or she terminates employment with U.S. Cellular and all its affiliates. Our board of directors may determine that all match awards will become fully vested upon certain changes of control of U.S. Cellular.

Compensation of Directors

        Our board of directors amended the compensation plan (the "Non-Employee Directors' Plan") for non-employee directors in 2002. A non-employee director is a director who is not an employee of U.S. Cellular, TDS or TDS Telecom. The purpose of the Non-Employee Directors' Plan is to provide reasonable compensation to non-employee directors in connection with their services to U.S. Cellular in order to induce qualified persons to become and serve as non-employee members of our board of directors.

        The Non-Employee Directors' Plan provides that each non-employee director will receive an annual director's fee of $34,000 payable annually. The plan also provides that each non-employee director serving on the audit committee will receive an annual director's fee of $8,000, except for the chairperson, who will receive a fee of $18,000. The plan also provides that each non-employee director will receive a fee of $2,000 for serving on the stock option compensation committee except for the chairperson, who will receive a fee of $4,000. It also provides that each non-employee director will receive a fee of $1,500 for board of directors and audit committee meetings and $1,000 for stock option compensation committee meetings, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel to, and attendance at, each regularly scheduled or special meetings.

        The Non-Employee Directors' Plan further provides that each non-employee director may elect to receive up to fifty percent (50%) of any or all of the above retainers or meeting fees for regularly scheduled meeting of the board (five per year), by the delivery of U.S. Cellular Common Shares having a fair market value as of the date of payment equal to the cash amount of the retainer or fee foregone.

        Under the Non-Employee Directors' Plan, for purposes of determining the number of Common Shares deliverable in connection with any of the foregoing elections, the fair market value of a Common Share will be the average closing price of our Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the twenty trading days before the annual meeting of shareholders or the date of the board meeting, as applicable. Our board of directors has reserved 10,000 Common Shares for issuance pursuant to the Non-Employee Directors' Plan.

Executive Officer Compensation Report

        This report is submitted by LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, who in effect functions as the compensation committee of our board of directors, except with respect to long-term compensation, and by the stock option compensation committee.

        The Chairman, who is also the President and Chief Executive Officer of TDS, is paid by TDS and receives no compensation directly from U.S. Cellular. (See Footnote (1) to the Summary Compensation Table.)

        The stock option compensation committee currently consists of Paul-Henri Denuit and J. Samuel Crowley. The stock option compensation committee approves long-term compensation for executive officers of U.S. Cellular and is composed of members of our board of directors who are not officers or employees of TDS or U.S. Cellular or their subsidiaries.

        Our compensation policy for executive officers is intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of U.S. Cellular. Our policy is based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have significant control and which are important to our long-term success. It is also believed that compensation paid should be appropriate in relation to our financial performance and should be sufficient to enable us to attract and retain individuals possessing the talents required for our long-term successful performance.

        Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. We evaluate the base salary and bonus of each executive officer on an annual basis. Annual compensation decisions are based partly on annual performance measures, as described below. Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of stock options, restricted stock and stock appreciation rights under the Long-Term Incentive Plan.

        The process of determining salary begins with establishing an appropriate salary for each officer, based on the particular duties and responsibilities of the officer, as well as salaries for comparable positions at other companies in the cellular telephone and similar industries. These other companies may include those in the peer group index described below under "Stock Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics. The Vice President of Human Resources of TDS and the President of U.S. Cellular provide the Chairman with information about executive compensation at other companies, as reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a determination of appropriate ranges for each executive officer, based on the recommendations of the President of U.S. Cellular with respect to all officers other than the President of U.S. Cellular. The base salary of each officer is set at a level considered to be appropriate in the judgment of the Chairman based on an assessment of the responsibilities and performance of such officer, taking into account our performance, that of other comparable companies, the industry, and the overall economy during the immediately preceding year. (No written or formal salary survey is prepared nor is there formal documentation of the ranges considered appropriate in the judgment of the Chairman.) Instead, the Chairman makes the determination of the appropriate ranges based on the information available to him. The salaries of the President and the other executive officers are believed to be at or slightly higher than the median of the range considered to be appropriate in the judgment of the Chairman.

        Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are evaluated by our President. With regard to all executive officers other than the Chairman and the President, the President evaluates the information in terms of the personal objectives established by the President or other direct supervisor for such executive officer for the performance appraisal period. The President also makes an assessment of how well we did as a whole during the year and the extent to which the executive officer contributed to the results. Except as discussed below for the bonus program, no specific measures of performance are considered determinative in the base salary compensation decisions of executive officers. Instead, the facts and circumstances are taken into consideration by the President and the Chairman in their executive compensation decisions. Ultimately, it is the informed judgment of the Chairman based on the recommendation of the President that determines an executive's base salary based on the total mix of information rather than on any specific measures of performance.

        In addition, the executive officers participated in either the 2002 Bonus Program for Executive Vice Presidents or the 2002 Bonus Program for Vice Presidents (collectively the "2002 Bonus Program"). The objectives of the 2002 Bonus Program for senior corporate staff are:

  •
  to provide suitable incentives for our senior corporate management to extend their best efforts to achieve superior results in relation to key performance targets;

  •
  to reward suitably our senior corporate management team in relation to their success in meeting and exceeding these performance targets; and

  •
  to help us attract and retain talented leadership in positions of critical importance to our success.

        The 2002 Bonus Program was designed to generate a targeted 2002 bonus pool in an amount equal to 35-40% of the aggregate of the base salaries of our executive officers other than the President. Under the 2002 Bonus Program, the size of the target bonus pool is increased or decreased depending on our 2002 achievements with respect to the performance categories. No bonus pool is paid under such plan if minimum performance levels are not achieved in these categories. The maximum bonus pool that could be generated, which would require exceptional performance in all areas, would be an amount equal to 70-80% of the aggregate base salaries of our executive officers other than the President.

        Financial personnel prepare for the President and Chairman calculations which determine whether the objective performance categories discussed above have been met, exceeded or not met in any fiscal year. The Chairman also receives numerous performance measures and financial statistics prepared by our financial personnel. This financial information includes the audited financial statements of U.S. Cellular, as well as internal financial statements such as budgets and their results, operating statistics and analyses. The Chairman is not limited in his analysis to such information, and may consider such other factual or subjective factors as he deems appropriate in making his compensation decisions.

        The base salary and bonus ranges and actual compensation of our President (chief executive officer) are determined in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Chairman considers compensation paid to chief executive officers of other comparable companies, including those which are divisions or subsidiaries of parent companies. No written or formal list of specific companies is prepared. Instead, the Chairman is provided with various sources of information about executive compensation at other companies by the Vice President of Human Resources of TDS. These sources include compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a determination of appropriate sources, companies and ranges for the President. The base salary of the President is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer, taking into account our performance (as discussed above), other comparable companies, the industry and the overall economy during the period. No written or formal salary survey is prepared nor is the range considered to be appropriate in the judgment of the Chairman formally documented. The base salary of John E. Rooney for 2001 was $485,459. The base salary of John E. Rooney for 2002 was $526,292, representing an increase of approximately 8.4%. Such salary is believed to be at or slightly higher than the median of the range considered to be appropriate in the judgment of the Chairman. The range considered to be appropriate by the Chairman is based on his informed judgment, using the information provided to him by the Vice President of Human Resources of TDS, as discussed above. The range is not based on any formal analysis nor is there any documentation of the range which the Chairman considers appropriate in making his compensation decisions for the President.

        No specific measures of performance are considered determinative in the compensation of the President. As with the other executive officers, all facts and circumstances are taken into consideration by the Chairman in his executive compensation decisions for the President. Ultimately, it is the informed judgment of the Chairman that determines the salary and bonus for the President. With respect to the President's bonus, the Chairman does consider the results of the 2002 Bonus Program and bases the amount of the bonus to a large degree upon the results of U.S. Cellular as measured by the performance objectives set by the 2002 Bonus Program. However, with respect to the President, the relationship of the bonus to such performance measures is not applied mechanically and involves a substantial amount of judgment on the part of the Chairman based on the total mix of information.

        Our performance is a determinant of the number of stock options which will be awarded and exercisable with respect to the executive officers. As indicated under the table "Individual Option Grants in 2002," the named executive officers (excluding the Chairman) received option grants from U.S. Cellular in 2002 based on the achievement of certain levels of corporate and individual performance for 2001.

        Section 162(m) of the Code.    Subject to certain exceptions, section 162(m) of the Internal Revenue Code generally provides a $1 million annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's chief executive officer and the corporation's other four most highly compensated officers. We do not believe that the $1 million deduction limitation should have a material effect on us in the near future, but if that circumstance changes, we will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with their performance and the competitive environment for executive talent.

        The above Executive Officer Compensation Report is submitted by the Chairman of U.S. Cellular, LeRoy T. Carlson, Jr., and by Paul-Henri Denuit and J. Samuel Crowley, the members of the stock option compensation committee.

Stock Performance Chart

        The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for us and includes the following cellular telephone companies: ALLTEL Corp., Centennial Communications Corp. (formerly known as Centennial Cellular Corp.) (Class A), Rural Cellular Corp. (Class A), U.S. Cellular and Western Wireless Corp. (Class A). In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

COMPARATIVE FIVE-YEAR TOTAL RETURNS*
U.S. Cellular, S&P 500, Peer Group
(Performance results through 12/31/02)

	1997	1998	1999	2000	2001	2002
U.S. Cellular	$100.00	$122.58	$325.60	$194.35	$145.97	$80.71
S&P 500	$100.00	$128.58	$155.63	$141.46	$124.65	$97.10
Peer Group	$100.00	$142.40	$268.50	$192.19	$176.64	$129.96

*
Cumulative total return assumes reinvestment of dividends.

        Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in our common stock, S&P 500, and Peer Group.

Compensation Committee Interlocks and Insider Participation

        LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS, makes annual executive compensation decisions for TDS, other than for himself. The stock option compensation committee of TDS makes annual executive compensation decisions for the President of TDS and approves long-term compensation awards for the executive officers of TDS. The TDS stock option compensation committee is comprised of members of the TDS board of directors who are not officers or employees of TDS or any of its subsidiaries and who are not directors of any TDS subsidiaries. LeRoy T. Carlson, Jr., is a member of the board of directors of TDS and U.S. Cellular. Mr. Carlson is also the Chairman of U.S. Cellular and, as such, approves annual compensation for executive officers of U.S. Cellular. He is compensated by TDS for his services to TDS and all of its subsidiaries. However, TDS is reimbursed by U.S. Cellular for a portion of Mr. Carlson's salary and bonus paid by TDS, pursuant to the intercompany agreement described below. See Footnote (1) to the Summary Compensation Table above. John E. Rooney, a director and President of U.S. Cellular, participated in executive compensation decisions for U.S. Cellular, other than for himself. Long-term compensation for executive officers is approved by our stock option compensation committee, which currently consists of Paul-Henri Denuit and J. Samuel Crowley. Our stock option compensation committee is comprised of members of our board of directors who are not officers or employees of TDS or U.S. Cellular or their subsidiaries.

        LeRoy T. Carlson, Jr. and Walter C.D. Carlson, directors of U.S. Cellular, are trustees and beneficiaries of the voting trust which controls TDS, which controls U.S. Cellular, and LeRoy T. Carlson, a director of U.S. Cellular, is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management." LeRoy T. Carlson, LeRoy T. Carlson, Jr., Walter C.D. Carlson and Sandra L. Helton, directors of U.S. Cellular, are also directors of TDS. See "Election of Directors." We have entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to our initial public offering when TDS owned more than 90% of our outstanding capital stock and were not the result of arm's-length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to us or will continue to provide us with the same level of support for our financing and other needs as TDS has provided in the past. The principal arrangements that exist between U.S. Cellular and TDS are summarized below.

Exchange Agreement

        U.S. Cellular and TDS are parties to an exchange agreement dated July 1, 1987, as amended as of April 7, 1988.

        Common Share Purchase Rights; Potential Dilution.    The exchange agreement granted TDS the right to purchase additional Common Shares of U.S. Cellular sold after our initial public offering, to the extent necessary for TDS to maintain its proportionate interest in our Common Shares. For purposes of calculating TDS's proportionate interest in our Common Shares, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to U.S. Cellular, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be further reduced.

        If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by us, unless otherwise agreed. In the case of sales by us of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers. In the case of sales for consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by our board of directors. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by us pursuant thereto could have a dilutive effect on our other shareholders. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under our restated certificate of incorporation.

        Funding of License Costs.    Through the date of our initial public offering, TDS had funded or made provisions to fund all the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses. Pursuant to the exchange agreement, as amended, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional costs associated with the acquisition of the additional cellular interests that we had a right to acquire at the time of the initial public offering. Through December 31, 2002, TDS had funded costs totaling approximately $67.2 million. TDS is obligated under the exchange agreement to make additional capital contributions to us under certain circumstances. Currently TDS has no obligations with respect to additional capital contributions.

        RSA Rights.    Under the exchange agreement: (a) TDS retained all its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas ("RSAs"); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which we have an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas ("MSAs") or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which we indicated we did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to us for appropriate consideration.

        Right of Negotiation.    For certain interests, if TDS desires to sell its interest in any RSA, TDS is required to give us the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If we desire to purchase any interest so offered, TDS is required to negotiate with us concerning the terms and conditions of the transaction, including the price and the method of payment. If we are unable to agree with TDS on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to us, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than our highest written offer during the negotiation period. In such case, we would have the right to purchase the interest at that price.

        Corporate Opportunity Arrangements.    Our restated certificate of incorporation, as amended, provides that, so long as at least 500,000 Series A Common Shares are outstanding, we may not, without the written consent of TDS, engage in any non-cellular activities. We have been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that we resell any non-cellular interest to TDS or that we give TDS the right of first refusal with respect to such sale.

        Our restated certificate of incorporation, as amended, also restricts the circumstances under which we are entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be our property. In general, so long as at least 500,000 Series A Common Shares are outstanding, we will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. Our restated certificate of incorporation allows us to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States.

Tax Allocation Agreement

        We have entered into a tax allocation agreement with TDS under which we have agreed to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. Pursuant to such agreement, TDS files Federal income tax returns and pays Federal income taxes for all members of the TDS consolidated group, including U.S. Cellular and its subsidiaries. U.S. Cellular and its subsidiaries pay TDS for Federal taxes based on the amount they would pay if they were filing a separate return as their own affiliated group and were not included in the TDS group. These payments are based on the average tax rate (excluding the effect of tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the IRS for any consolidated return year that involves income, deductions or credits of U.S. Cellular or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at our expense. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of U.S. Cellular, such deficiency or refund will be payable by or to us.

        If we cease to be a member of the TDS affiliated group, and for a subsequent year U.S. Cellular and its subsidiaries are required to pay a greater amount of Federal income tax than they would have paid if they had not been members of the TDS group after June 30, 1987, TDS will reimburse us for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by us or our subsidiaries after we leave the TDS group will be disregarded. No reimbursement will be required if at any time in the future U.S. Cellular becomes a member of another affiliated group in which U.S. Cellular is not the common parent or fewer than 500,000 Series A Common Shares are outstanding. In addition, reimbursement will not be required on account of the income of any subsidiary of U.S. Cellular if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS.

        Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and U.S. Cellular and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Payments by U.S. Cellular to TDS for Federal and state income taxes totaled $26.6 million in 2002.

Cash Management Agreement

        From time to time we deposit our excess cash with TDS for investment under TDS's cash management program pursuant to the terms of a cash management agreement. Such deposits are available to us on demand and bear interest each month at the 30-day commercial paper rate reported in The Wall Street Journal on the last business day of the preceding month plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. We may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the commercial paper rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

Intercompany Agreement

        In order to provide for certain transactions and relationships between the parties, U.S. Cellular and TDS have agreed under an intercompany agreement, among other things, as follows:

        Services.    U.S. Cellular and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS's non-telephone company subsidiaries. Payments by us to TDS for such services totaled $51.3 million in 2002. For services provided to TDS, we receive payment for the salaries of our employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to us for such services were nominal in 2002.

        Equipment and Materials.    We purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by us from TDS affiliates totaled $5.5 million in 2002.

        Accountants and Legal Counsel.    We have agreed to engage the firm of independent public accountants selected by TDS for purposes of auditing our financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services. We have also agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If we use the same counsel as TDS, each of us and TDS is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

        Indemnification.    We have agreed to indemnify TDS against certain losses, claims, damages or liabilities, including those arising out of: (1) the conduct of our business (except where the loss, claim, damage or liability arises principally from TDS's gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify us with respect to: (1) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from U.S. Cellular's gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the intercompany agreement.

        Disposal of Company Securities.    TDS will not dispose of any of our securities held by it if such disposition would result in the loss of any license or other authorization held by us and such loss would have a material adverse effect on us.

        Transfer of Assets.    Without the prior written consent of TDS, we may not transfer (by sale, merger or otherwise) more than 15% of our consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

Registration Rights Agreement; Other Sales of Common Shares

        Under a registration rights agreement, we have agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any of our debt or equity securities that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that we will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by U.S. Cellular in connection therewith. TDS has the right to select the counsel we retain to assist it to fulfill any of its obligations under the registration rights agreement.

        There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that we will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. We have also granted TDS the right to include its securities in certain registration statements covering offerings by us and will pay all costs of such offerings other than incremental costs attributable to the inclusion of our securities owned by TDS in such registration statements.

        We will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the registration rights agreement. We have the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any of our securities in any registration statement filed by us which, in the judgment of the managing underwriters, would materially adversely affect any offering by us. The rights of TDS under the registration rights agreement are transferable to non-affiliates of TDS.

Insurance Cost Sharing Agreement

        Pursuant to an insurance cost sharing agreement, we and our officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to us on the same basis as premiums were allocated before the insurance cost sharing agreement was entered into, if the policies are the same as or similar to the policies in effect before the insurance cost sharing agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with us before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. We believe that the amounts payable by us under the insurance cost sharing agreement are generally more favorable than the premiums we would pay if we were to obtain coverage under separate policies.

Employee Benefit Plans Agreement

        Under an employee benefit plans agreement, our employees participate in the TDS tax-deferred savings plan. We reimburse TDS for the costs associated with such participation. In addition, we have agreed to reimburse TDS for certain costs incurred by TDS in connection with the issuance of stock under the TDS employee stock purchase plans to our employees.

Intercompany Loan

        In August 2002, U.S. Cellular entered into a loan agreement with TDS under which U.S. Cellular borrowed $105 million from TDS, which was used for the Chicago 20MHz purchase. The loan bears interest at an annual rate of 8.1%, payable quarterly, and becomes due in August 2008, with prepayments optional. The terms of the loan do not contain covenants that are more restrictive than those included in U.S. Cellular's senior debt, except that the loan agreement provides that U.S. Cellular may not incur senior debt in an aggregate principal amount in excess of $325,000,000 unless it obtains the consent of TDS as lender. The loan is subordinated to U.S. Cellular's 2002 Revolving Credit Facility. U.S. Cellular's board of directors, including independent directors, approved the terms of this loan and determined that such terms were fair to U.S. Cellular and all of its shareholders.

Other Arrangements

        The following persons are partners of Sidley Austin Brown & Wood, the principal law firm of U.S. Cellular, TDS and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS and U.S. Cellular, the Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the Acting General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. In addition, prior to August 1, 2002, another partner of Sidley Austin Brown & Wood at the time, Michael G. Hron, was the General Counsel and an Assistant Secretary of TDS, U.S. Cellular and TDS Telecom, and the Secretary or an Assistant Secretary of certain other TDS subsidiaries. Walter C.D. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2002 regarding U.S. Cellular Common Shares that may be issued under equity compensation plans currently maintained by U.S. Cellular. The table does not include information regarding the additional shares proposed to be made available under the 2003 Employee Stock Purchase Plan or the 2003 Long-Term Incentive Plan, for which U.S. Cellular is seeking shareholder approval at the 2003 annual meeting of shareholders.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,695,000	$45.15	35,000
Equity compensation plans not approved by security holders(2)	—	—	8,000

TOTAL	1,695,000	$45.15	43,000

(1)
This includes the following plans that have been approved by U.S. Cellular shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)
1999 Employee Stock Purchase Plan	—	35,000
1998 Long-Term Incentive Plan	1,543,000	—
1998 Long-Term Incentive Plan—Restricted Stock Award	152,000	—

TOTAL	1,695,000	35,000

Subject to shareholder approval as of December 31, 2002, U.S. Cellular has granted awards under the 1998 Long-Term Incentive Program which, if exercised or settled for Common Shares without any forfeiture of such awards, would result in the issuance of 506,000 Common Shares above the number of Common Shares previously authorized.

See Note 14—Common Shareholders' Equity, in the notes to the consolidated financial statements included in our 2002 Annual Report to Shareholders for certain information about these plans, which is incorporated by reference herein. The 1999 Employee Stock Purchase Plan terminated as of December 31, 2002 and no shares available for issuance as of such date will be issued. This plan is being replaced by the 2003 Employee Stock Purchase Plan as described under Proposal 2. The 1998 Long-Term Incentive Plan is proposed to be amended and restated as the 2003 Long-Term Incentive Plan as described under Proposal 3.

(2)
This includes the following plans that have not been approved by U.S. Cellular shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)
Compensation Plan for Non-Employee Directors	—	8,000

        The material terms of the Compensation Plan for Non-Employee Directors are set forth above under "Compensation of Directors" and are incorporated by reference herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        On February 28, 2003, there were outstanding 53,113,991 Common Shares, par value $1.00 per share (excluding 1,932,277 shares held by U.S. Cellular and 22,534 shares held by a subsidiary), and 33,005,877 Series A Common Shares, par value $1.00 per share, representing a total of 86,119,868 shares of common stock. As of February 28, 2003, no shares of our Preferred Stock, par value $1.00 per share, were outstanding. Holders of outstanding Common Shares are entitled to elect 25% of the directors (rounded up to the nearest whole number) and are entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the annual meeting. The holder of Series A Common Shares is entitled to elect 75% of the directors (rounded down to the nearest whole number) and is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all other matters on which the holder of Series A Common Shares is entitled to vote. Accordingly, the voting power of the Series A Common Shares with respect to matters other than the election of directors was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 383,172,761 as of February 28, 2003.

Security Ownership of U.S. Cellular by Certain Beneficial Owners

        The following table sets forth, as of February 28, 2003, or the latest practicable date, information regarding the person(s) who beneficially own more than 5% of any class of our voting securities.

Shareholder's Name and Address	Title of Class or Series	Shares of Class or Series Owned(1)	Percent of Class or Series		Percent of Shares of Common Stock		Percent of Voting Power(2)
Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602	Common Shares Series A Common Shares(3)	37,782,826 33,005,877	71.1 100.0	% %	43.9 38.3	% %	9.9 86.1	% %

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The Series A Common Shares are convertible on a share-for-share basis into Common Shares.

Security Ownership of U.S. Cellular by Management

        Several of our officers and directors indirectly hold substantial ownership interests in U.S. Cellular by virtue of their ownership of the capital stock of TDS. See "Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular" below. In addition, the following executive officers and directors and all officers and directors as a group beneficially owned the following number of our Common Shares as of February 28, 2003 or the latest practicable date:

Name	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson	Common Shares	1,243	*	*	*
LeRoy T. Carlson, Jr.	—	—	—	—	—
John E. Rooney(3)(8)	Common Shares	70,508	*	*	*
Walter C.D. Carlson	Common Shares	2,037	*	*	*
Sandra L. Helton	—	—	—	—	—
Kenneth R. Meyers(4)(8)	Common Shares	72,450	*	*	*
Paul-Henri Denuit	—	—	—	—	—
J. Samuel Crowley	—	—	—	—	—
Barrett A. Toan	—	—	—	—	—
Harry J. Harczak, Jr.	Common Shares	15	*	*	*
Jay M. Ellison(5)	Common Shares	24,938	*	*	*
Don P. Crockford(6)	Common Shares	17,585	*	*	*
All directors and executive officers as a group (27 persons)(7)(8)	Common Shares	318,840	*	*	*

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
Includes 49,250 Common Shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

(4)
Includes 37,172 Common Shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting. Also includes 1,000 Common Shares which are held by a trust for which Mr. Meyers is a trustee. Mr. Meyers disclaims beneficial ownership of such shares.

(5)
Includes 15,040Common Shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

(6)
Includes 9,577 Common shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

(7)
Includes 185,242 Common Shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

(8)
Includes shares as to which voting and/or investment power is shared.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require our directors and officers, and persons who are deemed to own more than ten percent of our Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of our Common Shares. The reporting persons are also required to furnish us with copies of all such reports they file.

        Based on a review of copies of such reports furnished to us by such reporting persons and written representations by our directors and officers, we believe that all filing requirements under Section 16 of the

Securities Exchange Act applicable to such reporting persons during and with respect to 2002 were complied with on a timely basis.

Description of TDS Securities

        The authorized capital stock of TDS includes Common Shares, $.01 par value (the "TDS Common Shares"), Series A Common Shares, $.01 par value, (the "TDS Series A Shares") and Preferred Shares, $.01 par value (the "TDS Preferred Shares"). As of February 28, 2003, 52,086,604 TDS Common Shares (excluding 3,791,508 Common Shares held by TDS and 484,012 Common Shares held by a subsidiary of TDS), 6,608,604 TDS Series A Shares and 68,052 TDS Preferred Shares were outstanding.

        The TDS Series A Shares have ten votes per share, and TDS Common Shares and TDS Preferred Shares have one vote per share. The holders of TDS Series A Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Delaware General Corporate Law grants class voting rights and with respect to the election of directors. With respect to the election of directors, the holders of TDS Common Shares are entitled to elect 25% of the directors of TDS, rounded up to the nearest whole number, plus one director, and the holders of TDS Series A Shares and TDS Preferred Shares, voting as a group, are entitled to elect the remaining members of the board of directors of TDS.

Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular

        The following table sets forth the number of TDS Common Shares and TDS Series A Shares beneficially owned by each director of U.S. Cellular, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of U.S. Cellular as a group as of February 28, 2003 or the latest practicable date.

Name of Individual or Number of Persons in Group	Title of TDS Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of TDS Class or Series		Percent of Shares of TDS Common Stock		Percent of TDS Voting Power(2)
LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G.C. Carlson and Prudence E. Carlson(3)	TDS Series A Shares	6,221,295	94.1%		10.6%		52.6%
LeRoy T. Carlson(4)	TDS Common Shares TDS Series A Shares	236,992 52,298	* *		* *		* *
LeRoy T. Carlson, Jr.(5)	TDS Common Shares TDS Series A Shares	320,526 17,352	* *		* *		* *
Walter C.D. Carlson(6)	TDS Common Shares TDS Series A Shares	1,384 851	* *		* *		* *
Sandra L. Helton(7)	TDS Common Shares	111,919	*		*		*
John E. Rooney	TDS Common Shares	326	*		*		*
Kenneth R. Meyers(8)	TDS Common Shares	1,462	*		*		*
Paul-Henri Denuit	—	—	—		—		—
J. Samuel Crowley	—	—	—		—		—
Barrett A. Toan	—	—	—		—		—
Harry J. Harczak, Jr.	—	—	—		—		—
Jay M. Ellison	—	—	—		—		—
Don P. Crockford	—	—	—		—		—
All directors and executive officers as a group (27 persons)(8)	TDS Common Shares TDS Series A Shares	677,719 6,291,796	1.3 95.2	% %	1.2 10.7	% %	* 53.2%

*
Less than 1%

(1)
The nature of beneficial ownership is sole voting and investment power, unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the TDS Series A Shares of TDS held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially over 5% of the outstanding TDS Series A Shares: Margaret D. Carlson (wife of LeRoy T. Carlson), LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson, Dr. Letitia G.C. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson), and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson.

(4)
Includes 211,148 TDS Common Shares that Mr. LeRoy T. Carlson may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days, and 52,298 TDS Series A Shares held by Mr. Carlson's wife. Beneficial ownership is disclaimed as to the shares held by Mr. Carlson's wife. Does not include 54,161 TDS Series A Shares held for the benefit of Mr. LeRoy T. Carlson or 376,505 TDS Series A Shares held for the benefit of Mr. Carlson's wife (an aggregate of 430,666 shares, or 6.5% of class) in the voting trust described in footnote (3) above. Beneficial ownership is disclaimed as to TDS Series A Shares held for the benefit of his wife and grandchildren in such voting trust.

(5)
Includes 1,120 TDS Common Shares and 5,111 TDS Series A Shares held by Mr. Carlson's wife outside the voting trust. Includes 305,871 TDS Common Shares that Mr. LeRoy T. Carlson, Jr. may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days. Does not include 1,604,547 TDS Series A Shares (24.3% of class) held in the voting trust referred to in footnote (3) above, of which 175,824 shares are held for the benefit of Mr. LeRoy T. Carlson, Jr. and 1,338,773 shares are held by family partnerships, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 89,951 TDS Series A Shares held for the benefit of his wife, his children and others in such voting trust.

(6)
Does not include 1,665,508 TDS Series A Shares (25.2% of class) held in the voting trust referred to in footnote (3) above, of which 1,077,968 shares are held for the benefit of Mr. Walter C.D. Carlson and 476,080 shares are held by a family partnership, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 111,460 TDS Series A Shares held for the benefit of his wife and children in such voting trust.

(7)
Includes 108,690 TDS Common Shares that Ms. Helton may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

(8)
Includes 630,609 shares subject to stock options exercisable on February 28, 2003 or within 60 days thereof.

Security Ownership of TDS by Certain Beneficial Owners

        In addition to the persons listed under "Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular," the following table sets forth, as of February 28, 2003, or the latest practicable date, information regarding the persons who own beneficially more than 5% of any class of the voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

Shareholder's Name and Address	Title of Class or Series	Shares of Class or Series Owned	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(1)
Southeastern Asset Management Inc.(2) 6410 Poplar Ave., Suite 900 Memphis, TN 38119	TDS Common Shares	10,594,657	20.3%	18.1%	9.0%
Gabelli Funds, Inc.(3) One Corporate Center Rye, New York 10580	TDS Common Shares	5,959,988	11.4%	10.2%	5.0%
Massachusetts Financial Services Company(4) 500 Boylston Street Boston Massachusetts 02116	TDS Common Shares	3,354,901	6.4%	5.7%	2.8%
Wallace R. Weitz & Company(5) 1125 South 103rd Street, Suite 600 Omaha, Nebraska 68124-6008	TDS Common Shares	2,710,800	5.2%	4.6%	2.3%
Bennet Miller Lafayette, Indiana 47905	TDS Preferred Shares	30,000	44.1%	N/A	*
Adelene M. Lewis London, Kentucky 40741	TDS Preferred Shares	12,000	17.6%	N/A	*
Marlene Click Dayton, Ohio 45458	TDS Preferred Shares	10,000	14.7%	N/A	*
E. L. Davenport Apple Valley, California 92307	TDS Preferred Shares	5,804	8.5%	N/A	*
Edward A. Mattingly London, Kentucky 40744	TDS Preferred Shares	5,000	7.3%	N/A	*

*
Less than 1%

(1)
Represents voting power in matters other than the election of directors.

(3)
Based on the most recent Schedule 13G (Amendment No. 3) filed with the SEC, Southeastern Asset Management reports that it has sole power to vote or direct the vote of 5,507,157 Common Shares and shared power to vote 3,598,500 shares. Southeastern Asset Management reports that it has sole power to dispose or to direct the disposition of 6,987,157 Common Shares and shared power to dispose or direct the disposition of 3,598,500 Common Shares and no power of disposition with respect to 9,000 Common Shares.

(4)
Based upon a Schedule 13F-HR filed with the SEC. Includes shares held by the following affiliates: Gabelli Asset Management Company 3,887,709 shares; and Gabelli Funds, LLC—2,072,279 shares. In such Schedule 13F-HR, such group reports sole or shared investment authority over 5,959,988 shares and has reported sole voting power with respect to 13,275 shares.

(5)
Based on the most recent Schedule 13G filed with the SEC, Massachusetts Financial Services Company ("MFS") reports that it has sole or shared power to vote or direct the vote of 3,352,131 Common Shares and sole or shared power to dispose or direct the disposition of 3,354,901 Common Shares.

(5)
Based on the most recent Schedule 13G (Amendment No. 1) filed with the SEC, Wallace R. Weitz & Company reports that it has sole or shared power to vote or direct the vote of 2,682,800 TDS Common Shares and sole or shared power to dispose or to direct the disposition of 2,710,800 TDS Common Shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive Compensation—Compensation Committee Interlocks and Insider Participation."

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Proposals of shareholders intended for inclusion in our proxy statement and form of proxy relating to the 2004 annual meeting of shareholders must be received by us at our principal executive offices not later than December 9, 2003.

        Proposals by shareholders intended to be presented at the 2004 annual meeting of shareholders must be received by us at our principal executive offices not earlier than December 9, 2003 and not later than January 8, 2004 for consideration at the 2004 annual meeting of shareholders. Because this period will expire at least 45 days prior to the date of the proxy statement for the 2004 annual meeting (assuming the normal mailing and meeting schedule), the proxy solicited by the Board of Directors will confer discretionary authority to vote on any matter that may properly come before such meeting or any adjournment thereof. However, if the date of the 2004 annual meeting of shareholders is changed by more than 30 calendar days from the date of the 2003 annual meeting of shareholders, a shareholder proposal must be received by us not later than the close of business on the tenth day following the date of public notice of the date of the 2004 annual meeting of shareholders.

GENERAL

        Your proxy is being solicited by our board of directors and its agents and the cost of solicitation will be paid by U.S. Cellular. Our officers, directors and regular employees, acting on our behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. We will, at our expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons. We retained Georgeson Shareholder Communications Inc. to aid in solicitation of proxies for a fee of $3,000, plus out-of-pocket expenses.

        We will furnish you without charge a copy of our report on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements and the schedules thereto, upon written or oral request of any shareholder as of the record date, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to United States Cellular Corporation, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, Attention: External Reporting Department, Telephone: (773) 399-8900.

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters are properly brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the board of directors

KEVIN C. GALLAGHER Vice President and Corporate Secretary

You are urged to sign, date
and mail your proxy promptly.

EXHIBIT A

UNITED STATES CELLULAR CORPORATION

2003 EMPLOYEE STOCK PURCHASE PLAN

        SECTION 1.    ESTABLISHMENT; PURPOSE; SCOPE.

        United States Cellular Corporation hereby establishes the United States Cellular Corporation 2003 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by Employees of the Company and certain other participating Employers. The Plan is intended to provide a further incentive for such Employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

        SECTION 2.    DEFINITIONS; CONSTRUCTION.

        As used in this Plan, as of any time of reference, and unless the context otherwise requires:

        (a)  "Affiliate" means any trade or business entity which is a member of the same controlled group (as described in section 414(b) and (c) of the Code) with the Company, any organization that is a member of an affiliated service group (as described in section 414(m) of the Code) with the Company or such a trade or business, or any other entity required to be aggregated with the Company pursuant to final regulations under section 414(o) of the Code.

        (b)  "Benefits Representative" means the Employee Benefits Department of TDS located in Middleton, Wisconsin, or such other person or persons designated by the Committee to assist the Committee with the administration of the Plan.

        (c)  "Board" means the Board of Directors of the Company as from time to time constituted.

        (d)  "Common Shares" means shares of common stock of the Company, par value $1.00 per share.

        (e)  "Company" means United States Cellular Corporation, a Delaware corporation, and any successor thereto.

        (f)    "Compensation" means an employee's "Compensation" as defined in paragraph (11) of Article 2 of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as amended from time to time, determined without regard to the limitation on compensation which is taken into account under such plan pursuant to section 401(a)(17) of the Code.

        (g)  "Controlled Group" means the Company and its Subsidiaries.

        (h)  "Effective Date" means April 1, 2003.

        (i)    "Eligibility Date" means the Effective Date and the first day of each subsequent calendar month.

        (j)    "Eligible Employee" means any Employee, but excluding any individual who is a leased employee of an Employer (within the meaning of section 414(n) of the Code).

        (k)  "Employee" means an individual whose relationship with an Employer is, under common law, that of an employee.

        (l)    "Employee Stock Purchase Account" means the account established pursuant to Section 6(d) of the Plan to hold a Participant's payroll deduction contributions.

        (m)  "Employer" means the Company and (i) any entity that is a member of the Controlled Group that adopts the Plan as of the Effective Date, with the prior approval of the Company; and (ii) each entity that is or subsequently becomes a member of the Controlled Group and adopts the Plan as of any later date, with the prior approval of the Company.

        (n)  "Fair Market Value" means the closing price of a Common Share on the American Stock Exchange for the date of determination, or if such date is not a trading day, the closing price of such share on the American Stock Exchange on the next preceding trading day.

        (o)  "Nominee" means the custodian designated by the Company for the Stock Accounts established hereunder.

        (p)  "Participant" means any Eligible Employee of an Employer who meets the eligibility requirements of Section 5(a), and has elected to participate in the Plan as described in such Section. An individual shall cease to be a Participant as of the date he or she terminates employment with his or her Employer, for whatever reason; provided, however, that the transfer of employment from one Employer to another Employer shall not be considered a termination of employment hereunder.

        (q)  "Plan" means the United States Cellular Corporation 2003 Employee Stock Purchase Plan herein set forth, and any amendment or supplement thereto.

        (r)    "Purchase Date" means the last day of each calendar quarter.

        (s)  "Purchase Period" means a quarterly period ending on a Purchase Date.

        (t)    "Purchase Price" means, with respect to a Purchase Date, 85 percent of the Fair Market Value of a Common Share determined as of such date.

        (u)  "Subsidiary" means an entity which is deemed to be a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

        (v)  "TDS" means Telephone and Data Systems, Inc., a Delaware corporation.

        (w)  "Termination Date" means the earliest of (i) December 31, 2008, (ii) such earlier date on which the Board terminates the Plan or (iii) the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

        SECTION 3.    ADMINISTRATION.

        This Plan shall be administered by the 2003 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be individuals selected by the Board who do not satisfy the eligibility requirements of Section 5 hereunder. The Committee shall be comprised of LeRoy T. Carlson, Jr. and Sandra L. Helton. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

        SECTION 4.    GRANT OF OPTION.

        (a)  For each Purchase Period, each Eligible Employee after his or her Eligibility Date shall be granted an option on the Purchase Date (such Purchase Date also being referred to in the Plan as a "grant date") to purchase a number of Common Shares, such number and Purchase Price to be determined in accordance with Section 7 and item (t) of Section 2, respectively.

        (b)  Notwithstanding the foregoing, no Eligible Employee shall be granted any option for a Purchase Period if, immediately after the grant of such option, the Eligible Employee would own shares (including shares which may be purchased under the Plan) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, TDS or any of their Subsidiaries actually issued and outstanding immediately after such grant. For purposes of the foregoing sentence, the rules of stock attribution set forth in section 424(d) of the Code shall apply in determining share ownership.

        SECTION 5.    ELIGIBILITY AND PARTICIPATION.

        (a)  Any Eligible Employee of an Employer shall be eligible to participate in the Plan on and after the first Eligibility Date following such Eligible Employee's satisfaction of the eligibility service requirement, or, if later, on and after the first Eligibility Date following the date on which the Eligible Employee's Employer adopts the Plan. For purposes of this subsection, an Eligible Employee shall have satisfied the eligibility service requirement if he or she has completed at least three months of continuous service with an Employer. For the sole purpose of calculating length of service under the Plan, Employees shall be credited with service for an Employer, an Affiliate and any other member of the Controlled Group (even though such service may have been performed prior to the Company's acquisition of such member or prior to the time such Affiliate became an Affiliate). No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

        (b)  On and after the first Eligibility Date as of which an Eligible Employee is eligible to participate in the Plan as described in subsection (a) of this Section, such Eligible Employee may elect to become a Participant in the Plan by making an election to enroll herein, in the time and manner prescribed by the Committee. Such Eligible Employee's election shall specify his or her chosen rate of payroll deduction contributions described in Section 6, and shall authorize the Eligible Employee's Employer to withhold a portion of his or her Compensation in the amount of any such payroll deduction contributions. The Eligible Employee's election shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

        (c)  If a Participant is transferred from one Employer to another Employer, such transfer shall not terminate the Participant's participation in the Plan. Such transferred Participant may continue to make payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee. If a Participant is transferred from an Employer to an Affiliate that is not a participating Employer, the Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable thereafter. If such Participant subsequently is transferred from such Affiliate to a participating Employer, such Participant can resume making payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee.

        (d)  If an individual terminates employment with all Employers so as to discontinue participation in the Plan, and such individual is subsequently reemployed by an Employer, such individual shall not be required again to satisfy the eligibility service requirement described in subsection (a) of this Section, but rather shall be eligible to recommence participation on and after the first Eligibility Date after his or her date of reemployment, in the time and manner prescribed by the Committee.

        (e)  Notwithstanding anything herein to the contrary, no member of the Committee shall be eligible to participate in the Plan.

        SECTION 6.    PARTICIPANT CONTRIBUTIONS.

        (a)  Upon enrollment in the Plan a Participant shall elect, in the manner described in Section 5(b), a rate of payroll deduction contributions in an amount equal to a whole percentage not less than 1% and not more than 15% of such Participant's Compensation for each payroll period, beginning as soon as administratively practicable following the Participant's Eligibility Date and election to enroll in the time and manner prescribed by the Committee.

        (b)  A Participant shall have the right from time to time to increase or decrease his or her designated rate of payroll deductions under the Plan by making an election authorizing such increase or decrease, in the time and manner prescribed by the Committee. Such election shall specify a percentage rate of payroll deduction contributions not less than 0% and not more than 15%. A Participant also may elect to withdraw from the Plan for the remainder of a calendar year, as described in Section 8. A decrease of a payroll deduction election hereunder to 0% shall not be treated as a withdrawal from the Plan for this purpose. A Participant's election to change his or her rate of payroll deductions hereunder shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

        (c)  A Participant's designated rate of payroll deductions as in effect on the last day of a Purchase Period shall continue in effect during the subsequent Purchase Period unless and until the Participant files a change in the rate of payroll deductions as described in subsection (b) of this Section, or elects to withdraw from participation for the Purchase Period as described in Section 8.

        (d)  All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company. The Committee shall cause to be established a separate Employee Stock Purchase Account on behalf of each Participant to which shall be credited his or her payroll deduction contributions made under the Plan. Such Employee Stock Purchase Accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate Accounts. Such Accounts shall not be credited with interest or other investment earnings. Each Employee Stock Purchase Account shall be restricted to the uses provided herein until such time as the Company applies the amounts credited thereto to purchase Common Shares under the Plan on behalf of Participants.

        SECTION 7.    PURCHASE OF COMMON SHARES.

        (a)  Subject to a Participant's right of withdrawal from the Plan for the remainder of a calendar year, as described in Section 8 hereof, the balance of each Participant's Employee Stock Purchase Account shall be applied on each Purchase Date to purchase Common Shares by dividing the balance of such account as of such date by the Purchase Price of a Common Share as of such date. A Participant's purchase of Common Shares shall be rounded to the nearest one-ten thousandth of a share (or such other fractional interest prescribed by the Committee). The Participant's Employee Stock Purchase Account shall be debited by the amounts applied to purchase such Common Shares, and the Participant's Stock Account shall be credited with such Common Shares.

        (b)  Upon termination of employment for any reason, the Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable thereafter.

        (c)  Notwithstanding any provision of this Plan to the contrary, a Participant's right to purchase Common Shares during any calendar year shall be limited to the extent necessary so that the Participant's right to purchase Common Shares under this Plan and under all other employee stock purchase plans maintained by members of the Controlled Group shall not accrue at a rate in excess of $25,000 of the Fair Market Value of Common Shares (determined on the grant date) for any calendar year determined in accordance with section 423(b)(8) of the Code and regulations promulgated thereunder. Any portion of the balance of a Participant's Employee Stock Purchase Account in excess of the amount necessary to purchase shares on a Purchase Date in accordance with the foregoing limitation shall be refunded to the Participant as soon as administratively practicable thereafter.

        (d)  Notwithstanding any provision of the Plan to the contrary, the maximum number of shares which shall be available for purchase under the Plan shall be 160,000 Common Shares, subject to adjustment as provided in Section 11. The Common Shares to be sold under this Plan may, at the election of the Company, be treasury shares, shares originally issued for such purpose or shares purchased by the Company. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant under this Section shall be determined by multiplying the number of shares which the Participant elected to purchase on such Purchase Date by the following fraction (or by applying such other equitable adjustment on a uniform basis as may be determined by the Committee):

                    Total number of shares available for purchase on Purchase Date
Total number of shares elected to be purchased by all Participants on Purchase Date

Any portion of the balance of a Participant's Employee Stock Purchase Account that is not applied to purchase Common Shares on a Purchase Date as a result of the foregoing adjustment shall be refunded to the Participant as soon as administratively practicable thereafter.

        SECTION 8.    PARTICIPANT'S RIGHT TO WITHDRAW.

        At any time during a Purchase Period, but in no event later than 15 days (or such shorter period prescribed by the Committee) prior to the Purchase Date for such Purchase Period, a Participant may elect to withdraw from participation in the Plan. A withdrawal election shall be made in the time and manner prescribed by the Committee. Upon a Participant's election to withdraw from the Plan pursuant to this Section, the amount credited to the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as is administratively practicable, and such Participant's participation in the Plan shall be terminated for the remainder of the calendar year in which such withdrawal election is made. The Participant shall be eligible to recommence participation in the Plan on or after the first day of the following calendar year in the time and manner prescribed by the Committee.

        SECTION 9.    SUSPENSION ON ACCOUNT OF EMPLOYEE'S HARDSHIP WITHDRAWAL.

        If a Participant makes a hardship withdrawal from the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan or any other plan with a cash or deferred arrangement qualified under section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be suspended from making payroll deductions under this Plan for a period of six months from the date of such hardship withdrawal. The balance of such Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such hardship withdrawal, except to the extent the Participant withdraws from the Plan for the remainder of the calendar year, as described in Section 8, or discontinues participation in this Plan on account of the Participant's termination of employment. After the expiration of such six-month period, the Participant may resume active participation in the Plan by electing to resume making payroll deductions hereunder, in the time and manner prescribed by the Committee, unless the Participant has withdrawn from participation in the Plan as described in Section 8 for the remainder of the calendar year which contains the date of expiration of such six-month period.

        SECTION 10.    STOCK ACCOUNT; ISSUANCE OF CERTIFICATES.

        (a)  A Stock Account shall be established on behalf of each Participant for whom shares are purchased under this Plan (or, if so designated by the Participant, on behalf of such Participant and one other person as such Participant may designate as joint tenants with right of survivorship).

        (b)  As of each Purchase Date, the Common Shares purchased on a Participant's behalf (including the right to fractional shares) shall be credited to the Participant's Stock Account and shall be registered in the name of the Nominee. All rights accruing to an owner of record of such Common Shares, including dividend, voting and tendering rights, shall belong to the Participant for whom such Stock Account is established (including any joint tenant or, in the case of a deceased Participant, the Participant's estate).

        (c)  The Nominee shall establish procedures pursuant to which a Participant (including any joint tenant or, in the case of a deceased Participant, the executor or administrator of the Participant's estate) can elect that the shares credited to the Participant's Stock Account shall be registered in the name of such Participant, or in the names of such Participant and one other person as the Participant may designate as joint tenants with right of survivorship, as the case may be. Such a joint tenancy designation shall not apply to shares registered by the Participant's estate after the Participant's death. As soon as administratively practicable after such election, certificates representing such shares shall be issued to the Participant (including any joint tenant or, in the case of a deceased Participant, to the Participant's estate). The Nominee shall also establish procedures pursuant to which a Participant (or the executor or administrator of the Participant's estate) can receive a cash payment in lieu of any fractional shares credited to his or her Stock Account.

        SECTION 11.    CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

        (a)  The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects any class of Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)  If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on Common Shares in shares of the Company, (ii) a subdivision of outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of Common

Shares (other than by merger or consolidation), then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Purchase Price of Common Shares, the number of Common Shares offered for purchase hereunder, or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle Participants to purchase additional Common Shares or other shares of the Company, the shares available under this Plan shall be deemed to include such additional Common Shares or such other shares of the Company.

        (c)  In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his or her payment for all or part of the Common Shares purchasable by the Participant under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he or she was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

        (d)  If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his or her payment for all or part of the Common Shares purchasable by the Participant under the Plan and receive in lieu of such shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be canceled by the Board as of the effective date of any such merger, consolidation or sale, provided that (A) notice of such cancellation shall be given to each Participant and (B) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares allocated to the Participant under the terms of the Plan.

        (e)  Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

        SECTION 12.    AMENDMENT OF THE PLAN.

        The Board may at any time, and from time to time, amend the Plan in any respect; provided, however, that any amendment that changes the number of shares to be reserved under the Plan (other than as provided in Section 11), or that otherwise requires stockholder approval under applicable law, shall not be effective unless stockholder approval is obtained in the time and manner prescribed by law.

        SECTION 13.    TERMINATION OF THE PLAN.

        While it is intended that the Plan remain in effect until the Termination Date, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and shall apply the balance of each Participant's Employee Stock Purchase Account to purchase Common Shares as described in Section 7 as if such termination date were a Purchase Date under the Plan and were the last day of the Plan. Notwithstanding the foregoing, upon termination of the Plan, a Participant may elect, in the time and manner prescribed by the Committee, to withdraw from participation in the Plan. As soon as administratively practicable after the termination of the Plan, the Committee shall refund to the

Participant any amount in his or her Employee Stock Purchase Account, if any, that has not been applied to purchase Common Shares as a result of the Participant's election to withdraw from the Plan or as a result of the application of any limitation hereunder.

        Notwithstanding any provision in the Plan to the contrary, the Plan shall automatically terminate as of the Purchase Date on which all Common Shares available for purchase under the Plan shall have been purchased by Participants under the Plan.

        SECTION 14.    MISCELLANEOUS.

        (a)  The Plan is subject to the approval of a majority of the votes cast on the matter by the stockholders of the Company within twelve months before or after its adoption by the Board.

        (b)  The right to purchase Common Shares under this Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution, and must be exercisable, during his or her lifetime, only by the Participant.

        (c)  No Participant shall have rights or privileges of a stockholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

        (d)  The Company is not obligated to repurchase any Common Shares acquired under the Plan.

        (e)  The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

        (f)    This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Illinois and construed in accordance therewith.

        (g)  Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company and the Board to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.

EXHIBIT B

UNITED STATES CELLULAR CORPORATION
2003 LONG-TERM INCENTIVE PLAN, AS AMENDED

ARTICLE I
PURPOSE

        This United States Cellular Corporation 2003 Long-Term Incentive Plan (the "Plan") is an amendment and restatement of the United States Cellular Corporation 1998 Long-Term Incentive Program. The purposes of the Plan are (i) to align the interests of the stockholders of United States Cellular Corporation (the "Company") and the key executive and management employees of the Company and certain of its subsidiaries by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining such key executive and management employees of the Company and such subsidiaries, and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders.

ARTICLE II
DEFINITIONS

        For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

        2.1    "Affiliate" shall mean TDS or a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by TDS or by the Company.

        2.2    "Agreement" shall mean a written agreement evidencing an award granted hereunder between the Company and the recipient of such award.

        2.3    "Board" shall mean the Board of Directors of the Company.

        2.4    "Bonus Year" shall mean the calendar year for which an annual bonus is payable.

        2.5    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.6    "Committee" shall mean a committee designated by the Board consisting of one or more members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

        2.7    "Common Stock" shall mean the class of shares of the Company designated as "Common Shares" in its Certificate of Incorporation.

        2.8    "Company Match" shall mean an amount credited to an employee's Deferred Compensation Account pursuant to Section 7.2(b) hereof based on the deferred portion of the employee's annual bonus for a Bonus Year.

        2.9    "Deferred Compensation Account" shall mean a book reserve maintained by the Company for the purpose of measuring the amount of deferred compensation payable to an employee with respect to the deferred portion of the employee's annual bonus for a Bonus Year.

        2.10    "Designated Beneficiary" shall mean the person or persons entitled to receive the remaining Distributable Balance in an employee's Deferred Compensation Account at the employee's death.

        2.11    "Disability" shall mean a total physical disability which, in the Company's judgment, prevents an employee from performing substantially such employee's employment duties and responsibilities for a continuous period of at least six months.

        2.12    "Distributable Balance" shall mean the balance in an employee's Deferred Compensation Account that is distributable to the employee upon termination of the employee's employment or the earlier distribution date specified by the employee.

        2.13    "Employer" shall mean the Company, USCC Payroll Corporation, and any other direct or indirect subsidiary of the Company selected by the Committee and approved by the Board.

        2.14    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        2.15    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.16    "Fair Market Value" of a share of Stock shall mean its closing sale price on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        2.17    "Free-Standing SAR" shall mean an SAR which is not issued in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

        2.18    "Incentive Stock Option" shall mean an option to purchase shares of Stock which meets the requirements of section 422 of the Code (or any successor provision) and which is designated as intended to constitute an Incentive Stock Option.

        2.19    "Legal Representative" shall mean a guardian, legal representative or other person acting in a similar capacity with respect to an award holder.

        2.20    "Mature Shares" shall mean shares of Stock (i) for which the holder thereof has good title, free and clear of all liens and encumbrances, and (ii) which such holder has held for at least six months or has purchased on the open market.

        2.21    "Non-Qualified Stock Option" shall mean an option to purchase shares of Stock which is not an Incentive Stock Option.

        2.22    "Performance Award" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Stock of a specified amount.

        2.23    "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Restricted Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Stock subject to such award, or, in the case of a Performance Award, of the payment with respect to such award. Such criteria and objectives may include one or more of the following: the attainment by a share of Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, return on capital, customer satisfaction, gross customer additions, net customer additions, sales and marketing cost per gross customer addition, customer defections, earnings of the Company, revenues, average revenue per customer unit, market share, cash flow or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of section 162(m) of the Code, the Performance Measures (i) shall be established in writing by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Subject to section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation, the Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

        2.24    "Performance Period" shall mean a period designated by the Committee during which Performance Measures shall be measured.

        2.25    "Permitted Transferee" shall mean (i) an award holder's spouse, (ii) any of the award holder's lineal descendants, lineal ancestors or siblings, (iii) the award holder's mother-in-law or father-in-law, or any son-in-law, daughter-in-law, brother-in-law or sister-in-law, (iv) a trust of which one or more of the persons described in clauses (i), (ii) or (iii) are the only beneficiaries during the term the award is held by a Permitted Transferee, (v) a partnership in which no other person is a partner other than the award holder or one or more of the persons described in clauses (i)-(vii) hereof, (vi) a limited liability company in which no person is a member other than the award holder or one or more of the persons described in clauses (i)-(vii) hereof, or (vii) any other person approved in writing by the Committee prior to any transfer of an award, provided that any person described in clauses (i)-(vii) hereof has entered into a written agreement with the Company to withhold shares of Stock which would otherwise be delivered to such person to pay any federal, state, local or other taxes that may be required to be withheld or paid in connection with such award in the event that the award holder does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

        2.26    "Restricted Stock" shall mean shares of Stock which are subject to a Restriction Period.

        2.27    "Restricted Stock Award" shall mean an award of Restricted Stock under the Plan.

        2.28    "Restriction Period" shall mean any period designated by the Committee during which the Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award.

        2.29    "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

        2.30    "Stock" shall mean Common Stock and any other equity security which (i) is designated by the Board to be available for awards under the Plan or (ii) becomes available for awards under the Plan by reason of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off or other similar change in capitalization or event or any distribution to holders of shares of Common Stock.

        2.31    "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Stock subject to such option, or portion thereof, which is surrendered.

        2.32    "TDS" shall mean Telephone and Data Systems, Inc., a Delaware corporation.

ARTICLE III
ELIGIBILITY AND ADMINISTRATION

        3.1    Eligibility.    Participants in the Plan shall consist of such key executive and management employees of the Employers as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

        3.2    Administration.    The Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under the Plan to eligible persons: (i) options to purchase shares of Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Restricted Stock Awards, (iv) Performance Awards and (v) Company Match awards. The Committee shall, subject to the terms of the Plan, select eligible persons for participation in the Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Stock and the number of SARs subject to such an award, the exercise or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. Notwithstanding any other provision of the Plan, the approval by the full Board, including the affirmative vote of a majority of the members of the Committee, shall be required with respect to any grant of stock options, Restricted Stock

Awards or similar stock-based compensation if the number of Common Shares which could be issued pursuant to such award, when added to the then currently outstanding Common Shares plus the number of Common Shares then subject to purchase or receipt pursuant to all grants of stock options, employee stock purchase plans, restricted stock awards and any other plan or program pursuant to which Common Shares of the Company have been optioned or granted, whether vested or not, would result in the Company no longer satisfying the eligibility requirements, under Section 1504 of the Code, to file a consolidated tax return with TDS.

        The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (A) any or all outstanding options and SARs shall become exercisable in part or in full, (B) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (C) all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, (D) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level and (E) all or a portion of the amount in a Deferred Compensation Account attributable to a Company Match shall vest. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

          (a)    Delegation.    The Committee may delegate some or all of its power and authority hereunder to the chairman of the Board or an executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) an employee who is the chief executive officer of the Company (or is acting in such a capacity), one of the four highest compensated officers of the Company (other than the chief executive officer), or any other person deemed to be a "covered employee" within the meaning of section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award to be granted to such employee may result in taxable income to the employee, or (B) an officer or other person subject to section 16 of the Exchange Act, or (ii) decisions concerning the timing, pricing or number of shares subject to an award granted to such an employee, officer or other person.

          (b)    Indemnification.    No member of the Board or Committee nor any executive officer to whom the Committee shall delegate any of its power and authority hereunder shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each member of the Board and the Committee and each executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation or by-laws, and under any directors' and officers' liability insurance which may be in effect from time to time.

        3.3    Shares Available.    Subject to adjustment as provided in Section 8.7, 7,000,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock and shares of each other class of Stock which are available under the Plan shall be reduced by the sum of the aggregate number of shares of such Stock then subject to outstanding awards under the Plan. To the extent that an outstanding award expires or terminates unexercised or is cancelled or forfeited, then the shares of Stock subject to such expired, unexercised, cancelled or forfeited portion of such award shall again be available under the Plan. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        To the extent necessary for an award to be qualified performance-based compensation under section 162(m) of the Code and the regulations thereunder, (i) the maximum number of shares of Stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any employee shall be 175,000, subject to adjustment as provided in Section 8.7, (ii) the maximum number of shares of Stock with respect to which Restricted Stock Awards subject to Performance Measures may be granted during any calendar year to any employee shall be 50,000, subject to adjustment as provided in Section 8.7 and (iii) the maximum amount that may be paid to any employee under a Performance Award for any Performance Period shall not exceed 50,000 shares of Stock (subject to adjustment as provided in Section 8.7), or the Fair Market Value thereof if paid in cash.

ARTICLE IV
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        4.1    Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Stock to such eligible employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the date this amended and restated Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary as defined in section 424 of the Code) exceeds $100,000, such options shall constitute Non-Qualified Stock Options. Options shall be subject to the terms and conditions set forth in Sections 4.1 through 4.4 hereof and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

        4.2    Number of Shares and Purchase Price.    The number of shares of Stock subject to an option and the purchase price per share of Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Stock purchasable upon exercise of either an Incentive Stock Option or a Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date such option is granted; provided further, that if an Incentive Stock Option shall be granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in section 424 of the Code) ("Ten Percent Holder"), the purchase price per share of Stock shall be at least 110% of its Fair Market Value.

        4.3    Option Period and Exercisability.    The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied during a Performance Period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An option may be exercised only with respect to whole shares of Stock.

        4.4    Method of Exercise.    An option may be exercised (i) by giving written notice to the Chief Financial Officer of the Company (or such other officer as may be designated by him or her) specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor in full (unless another arrangement for such payment which is satisfactory to the Company has been made) either (A) in cash, (B) in Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to an option, and (ii) by executing such documents and taking any other actions as the Company may reasonably request. If the payment of the purchase price is to be made pursuant to clause (B) of the first sentence of this Section 4.4, then any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No share of Stock shall be delivered until the full purchase price therefor has been paid (or arrangement has been made for such payment to the Company's satisfaction).

        4.5    Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such eligible employees as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

        SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a)    Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such SAR.

          (b)    Exercise Period and Exercisability.    The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Stock or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. Prior to the exercise of an SAR for shares of Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such SAR.

          (c)    Method of Exercise.    A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

        4.6    Termination of Employment or Service.    All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR and shall be specified in the Agreement relating to such option or SAR.

ARTICLE V
RESTRICTED STOCK AWARDS

        5.1    Restricted Stock Awards.    The Committee may, in its discretion, grant Restricted Stock Awards to such eligible employees as may be selected by the Committee.

        5.2    Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a)    Number of Shares and Other Terms.    The number of shares of Stock subject to a Restricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

          (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Stock subject to such award (A) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (B) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

          (c)    Share Certificates.    During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 8.6, indicating that the ownership of the shares of Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company's right to require payment of any taxes in accordance with Section 8.5, a certificate or certificates evidencing ownership of the requisite number of shares of Stock shall be delivered to the holder of such award.

          (d)    Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Stock; provided, however, that a distribution with respect to shares of Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Stock with respect to which such distribution was made.

        5.3    Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with or service to the Company of the holder of such Restricted Stock Award, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such Restricted Stock Award and shall be specified in the Agreement relating to such Restricted Stock Award.

ARTICLE VI
PERFORMANCE AWARDS

        6.1    Performance Awards.    The Committee may, in its discretion, grant Performance Awards to such eligible employees as may be selected by the Committee.

        6.2    Terms of Performance Awards.    Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)    Amount of Performance Award, Performance Measures and Performance Period.    The amount of a Performance Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

          (b)    Vesting and Forfeiture.    The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

          (c)    Settlement of Vested Performance Awards.    The Agreement relating to a Performance Award (i) shall specify whether such award may be settled in shares of Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Stock subject to such award. Prior to the settlement of a Performance Award in shares of Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such award.

        6.3    Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any cancellation or forfeiture of such Performance Award upon a termination of employment with or service to the Company of the holder of such Performance Award, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such Performance Award and shall be specified in the Agreement relating to such Performance Award.

ARTICLE VII
DEFERRED COMPENSATION ACCOUNTS
AND COMPANY MATCH AWARDS

        7.1    Company Match Awards.    The Committee may, in its discretion, make Company Match awards available to such eligible employees as may be selected by the Committee.

        7.2    Terms of Company Match Awards.    Company Match awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan as the Committee shall deem advisable.

          (a)    Annual Bonus Deferral.    There shall be deducted from each check in full or partial payment of an employee's annual bonus for a Bonus Year, an amount equivalent to the percentage of the gross bonus payment that the employee has elected to defer, which amount will be credited as of the date on which the check is issued to the employee's Deferred Compensation Account. Amounts so credited to the employee's Deferred Compensation Account (as adjusted for deemed investment returns) shall be 100% vested at all times.

          (b)    Company Match.    As of each date on which amounts are credited to an employee's Deferred Compensation Account pursuant to paragraph (a), there shall also be credited to the Deferred Compensation Account a Company Match amount equal to the sum of (i) 25% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is not in excess of one-half of the employee's total gross bonus for the Bonus Year and (ii) 33 1/3% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is in excess of one-half of the employee's total gross bonus for the Bonus Year. One-third of the Company Match amount so credited to the employee's Deferred Compensation Account pursuant to this paragraph (b) (as adjusted for deemed investment returns hereunder) shall become vested on each of the first three anniversaries of the end of the Bonus Year, provided that the employee is an employee of the Company (or an Affiliate) on such date and the amount credited to the Deferred Compensation Account pursuant to paragraph (a) has not been withdrawn or distributed before such date.

          (c)    Deemed Investment of Deferred Compensation Account.    Amounts credited to an employee's Deferred Compensation Account pursuant to paragraphs (a) and (b) above shall be deemed to be invested in whole and fractional shares of Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Compensation Account.

          (d)    Payment of Deferred Compensation.    On the earlier of the date specified by the employee or the date the employee terminates his/her employment for whatever reason, the Company shall compute the "Distributable Balance" in the Deferred Compensation Account on such date. This Distributable Balance shall include (i) all bonus deferrals made through the current month and (ii) if the employee's employment has terminated for retirement, Disability or death, all Company Match amounts credited to the Deferred Compensation Account, or, if the employee's employment has not terminated or has terminated for any other reason, the vested Company Match amounts credited to the Deferred Compensation Account. In the event that the employee becomes Disabled, his/her employment shall for these purposes be deemed to terminate on the first day of the month in which he/she begins to receive long term disability payments provided by the Company's insurance carrier (thus, the Distributable

  Balance shall be computed as of the preceding month). Payment of deferred compensation under these events will be in accordance with the employee's payment method and distribution date elections. For purposes of this paragraph (d), "retirement" shall mean retirement as defined in the Telephone and Data Systems, Inc. Pension Plan. All payments of deferred compensation hereunder will be made in whole shares of Stock and cash equal to the Fair Market Value of any fractional share. If the employee dies before the entire Distributable Balance has been paid, the Company shall pay the then undistributed remainder of the Distributable Balance to the employee's Designated Beneficiary.

          (e)    Hardship Withdrawals.    In the event of an unforeseeable emergency, the employee may make withdrawals from the vested amounts in the Deferred Compensation Account in an amount equal to that which is reasonably necessary to satisfy the emergency. An unforeseeable emergency means a severe financial hardship to the employee resulting from a sudden and unexpected illness or accident of the employee or of a dependent (as defined in section 152(a) of the Code) of the employee, loss of the employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee. The circumstances that will constitute an emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under this Plan. Unforeseeable emergencies do not include the need to send the employee's child to college or the desire to purchase a home.

          (f)    Designation of Beneficiaries.    The employee may designate a Designated Beneficiary by executing and filing with the Company during his/her lifetime, a beneficiary designation. The employee may change or revoke any such designation by executing and filing with the Company during his/her lifetime a new beneficiary designation. If the employee is married and names someone other than his/her spouse (e.g., child) as beneficiary, the spouse must consent by signing the designated area of the beneficiary designation form in the presence of a Notary Public. If any Designated Beneficiary predeceases the employee, or if any corporation, partnership, trust or other entity which is a Designated Beneficiary is terminated, dissolved, becomes insolvent or is adjudicated bankrupt prior to the date of the employee's death, or if the employee fails to designate a beneficiary, then the following persons in the order set forth below shall receive the entire amount which the previous Designated Beneficiary would have been entitled to receive:

                i)  Employee's spouse, if living; otherwise

              ii)  Employee's then living descendants, per stirpes; and otherwise;

              iii)  Employee's estate.

ARTICLE VIII
GENERAL

        8.1    Effective Date and Term of Plan.    The amended and restated Plan shall become effective as of February 21, 2003 and shall terminate ten years thereafter unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination. The amended and restated Plan shall be submitted to the stockholders of the Company for approval at the 2003 annual meeting of stockholders, and in the event that the amended and restated Plan is not approved by such stockholders, any awards granted under the amended and restated Plan shall be void.

        8.2    Amendments.    The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law, including section 162(m) and section 422 of the Code; provided, however, that, except as provided in Section 8.7, no amendment shall be made without stockholder approval if such amendment (a) would increase the maximum number of shares of Stock available for issuance under the Plan or (b) would reduce the minimum purchase price in the case of an option; provided further that, with respect to any Incentive Stock Option which shall have been, or may be, granted under the Plan, no amendment shall effect any change inconsistent with section 422 of the Code. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        8.3    Award.    Each award granted under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of the award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

        8.4    Transferability of Awards.    No Incentive Stock Option shall be transferable other than by will or the laws of descent and distribution or pursuant to a beneficiary designation effective on the optionee's death. No other award shall be transferable other than (a) by will or the laws of descent and distribution, (b) pursuant to a beneficiary designation effective on the award holder's death, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and (ii) the Agreement evidencing the grant of such award, by gift to a Permitted Transferee. Each option and each SAR may be exercised during the optionee's or holder's lifetime only by the optionee or holder (or the optionee's or holder's legal representative) or, if applicable, by a Permitted Transferee. Except as permitted by the preceding sentences, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

        8.5    Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Stock, or the payment of any cash pursuant to an award made hereunder, payment by the holder of the award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the award. As determined by the Committee at the time of the grant of an award, an Agreement may provide that (i) the Company shall withhold whole shares of Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares the aggregate Fair Market Value of which shall be determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered the aggregate Fair Market Value of which shall be determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, (D) in the case of the exercise of an option and to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C). Shares of Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        8.6    Restrictions on Shares.    Each award granted hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        8.7    Adjustment.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities with respect to which options or SARs or a combination thereof, or Restricted Stock Awards or Performance Awards, may be granted during any calendar year to any employee, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Restricted Stock Award, and the terms of each outstanding Performance Award and the number and class of securities deemed to be held in each Deferred Compensation Account shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

        8.8    Change in Control.

          (a)  (1)    Notwithstanding any provision in the Plan or any Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, (i) causing all outstanding options and SARs to immediately become exercisable in full, (ii) causing the Restriction Period applicable to any outstanding Restricted Stock Award to lapse, (iii) causing the Performance Period applicable to any outstanding Performance Award to lapse, (iv) causing the Performance Measures applicable to any outstanding award (if any) to be deemed to be satisfied at the minimum, target or maximum level, (v) causing the amount in a Deferred Compensation Account attributable to a Company Match to vest, or (vi) electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be canceled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:

      (A)
      in the case of an option, the number of shares of Stock then subject to such option, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the purchase price per share of Stock subject to the option, and

      (B)
      in the case of a Free-Standing SAR, the number of shares of Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the base price of the SAR, and

      (C)
      in the case of a Restricted Stock Award, the number of shares of Stock then subject to such award, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, and

      (D)
      in the case of a Performance Award, the amount payable with respect to such Performance Award if the applicable Performance Measures were satisfied at the maximum level, and

      (E)
      in the case of a Deferred Compensation Account, the number of shares of Stock then deemed to be in the Account, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control.

            (2)  In the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, but shall not be required to, substitute for each share of Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

          (b)  For purposes of the Plan, "Change in Control" shall mean:

            (1)  the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 8.8(b), or (v) any acquisition by the following persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust, (all such persons, collectively, the "Exempted Persons");

            (2)  individuals who, as of November 9, 1994, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to November 9, 1994, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

            (3)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

            (4)  approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

        8.9    No Right of Participation or Employment.    No person shall have any right to participate in the Plan. Neither the Plan nor any award granted hereunder shall confer upon any person any right to continued employment by the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

        8.10    Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any shares of Stock of the Company which are subject to an award granted hereunder unless and until such person becomes a stockholder of record with respect to such shares of Stock.

        8.11    Governing Law.    The Plan, each award granted hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        8.12    Severability.    If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

        8.13    No Repricing of Awards.    Subject to Section 8.7, the exercise price or base price, as the case may be, of any award granted hereunder shall not be reduced after the date of grant of such award without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which the reduction of such exercise price or base price is considered for approval.

United States Cellular Corporation	000000 0000000000 0 0000
000000000.000 ext
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MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
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ADD 6	C 1234567890 J N T

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Annual Meeting Proxy Card

A Election of Class I Director
1. The Board of Directors recommends a vote FOR the listed nominee.
		For	Withhold
01	B. A. Toan
B Proposals
The Board of Directors recommends a vote FOR the following proposals.
		For	Against	Abstain
2.	2003 Employee Stock Purchase Plan.
3.	2003 Long-Term Incentive Plan.
4.	Ratify Accountants for 2003.
5.
In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment thereof, including matters incidental to the conduct of the meeting.

C    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
NOTE: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.
Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

Proxy—United States Cellular Corporation

Proxy for Common Shares Solicited on Behalf of the Board of Directors for the
Annual Meeting of the Shareholders of UNITED STATES CELLULAR CORPORATION
To Be Held on May 6, 2003

The undersigned hereby appoints LeRoy T. Carlson, Jr. and John E. Rooney, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2003 Annual Meeting of the Shareholders of United States Cellular Corporation, to be held on Tuesday, May 6, 2003, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

The Board of Directors recommends a vote "FOR" the nominee in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominee in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee designated by the Board of Directors (unless authority to vote for nominees has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Computershare Investor Services.

(Continued and to be signed on Reverse Side)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
Class I Directors—Terms Scheduled to Expire in 2006
Class II Directors—Terms Scheduled to Expire in 2004
Class III Directors—Terms Scheduled to Expire in 2005
COMMITTEES AND MEETINGS
PROPOSAL 2 2003 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 2003 LONG-TERM INCENTIVE PLAN
PLAN BENEFITS 2003 LONG-TERM INCENTIVE PLAN
PROPOSAL 4 INDEPENDENT ACCOUNTANTS
REPORT OF AUDIT COMMITTEE
FEES PAID TO PRINCIPAL ACCOUNTANTS
PRE-APPROVAL PROCEDURES
CHANGE IN INDEPENDENT ACCOUNTANTS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Individual Option Grants in 2002
Option Exercises in 2002 and December 31, 2002 Option Values
COMPARATIVE FIVE-YEAR TOTAL RETURNS* U.S. Cellular, S&P 500, Peer Group (Performance results through 12/31/02)
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
GENERAL
OTHER BUSINESS
EXHIBIT A
UNITED STATES CELLULAR CORPORATION 2003 EMPLOYEE STOCK PURCHASE PLAN
EXHIBIT B
UNITED STATES CELLULAR CORPORATION 2003 LONG-TERM INCENTIVE PLAN, AS AMENDED
ARTICLE I PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ELIGIBILITY AND ADMINISTRATION
ARTICLE IV STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
ARTICLE V RESTRICTED STOCK AWARDS
ARTICLE VI PERFORMANCE AWARDS
ARTICLE VII DEFERRED COMPENSATION ACCOUNTS AND COMPANY MATCH AWARDS
ARTICLE VIII GENERAL